Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

LIME ENERGY CO.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Lime Energy Co. 4 Gateway Center, 4th Floor 100 Mulberry Street Newark, NJ 07102

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 10, 2016

              NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Lime Energy Co., a Delaware corporation (the "Company"), will be held at the Company's headquarters at 4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ on November 10, 2016 at 9:00 a.m., local time, for the following purposes:

  1.
  To consider and vote upon proposals to amend the Company's Certificate of Incorporation to effect, alternatively, as determined by the Company's Board of Directors in its discretion, one of three reverse stock splits – 1-for-300, 1-for-500, or 1-for-1000 – of the shares of the Company's common stock, par value $.0001 per share (the "Common Stock") which, if approved and implemented, would enable the Company to suspend its periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and thereby eliminate many of the expenses associated with being subject to reporting obligations of the Securities and Exchange Commission. A copy of the proposed alternative amendments to the Certificate of Incorporation for the reverse stock split is attached as Annex A-1 to the accompanying proxy statement.

  2.
  To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to effect a forward stock split of the Common Stock immediately following the reverse stock split of the Common Stock, at a ratio that is reciprocal to the ratio ultimately selected by the Board for the reverse stock split. A copy of the proposed amendment to the Certificate of Incorporation for the forward stock split is attached as Annex A-2 to the accompanying proxy statement.

        As a result of these proposed amendments, (a) each stockholder of record owning fewer than a minimum number of shares (300, 500, or 1000) immediately prior to the effective time of the reverse stock split will receive at least $2.49 in cash (subject to any applicable U.S. federal, state and local withholding tax), without interest, per pre-split share, and (b) each stockholder of record owning at least a minimum number of shares (300, 500, or 1000) immediately prior to the effective time of the reverse stock split will continue to hold the same number of shares of Common Stock after completion of the reverse/forward stock split. Although both the reverse stock split and the forward stock split will be voted on separately, the Company will not implement either the reverse stock split or the forward stock split unless both are approved by the Company's stockholders and the Board gives final approval to implement them.

              You can vote at the Special Meeting in person or by proxy if you were a stockholder of record at the close of business on October 14, 2016.

              You are cordially invited to attend the Special Meeting in person. To ensure that your vote is counted at the meeting, however, please vote as promptly as possible. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your vote by proxy is revocable at your option in the manner described in the proxy statement.

By Order of the Board of Directors,
Bruce D. Torkelson Chief Financial Officer and Corporate Secretary Newark, New Jersey [•] [•], 2016

              IMPORTANT: Please fill in, date, sign and return the enclosed proxy card in the return-addressed envelope to ensure that your shares are represented at the Special Meeting. If you attend the Special Meeting, you may vote in person, if you wish to do so, even though you have previously voted.

              NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THE PROXY STATEMENT OR RELATED SCHEDULE 13E-3. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THE PROXY STATEMENT OR RELATED SCHEDULE 13E-3, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE SPECIAL MEETING
OF STOCKHOLDERS TO BE HELD ON NOVEMBER 10, 2016

This notice of meeting, the proxy statement and the related Schedule 13E-3, and the proxy card are available electronically at www.proxyvote.com.

Page

SUMMARY OF THE TERMS OF THE REVERSE/FORWARD STOCK SPLIT	1
QUESTIONS AND ANSWERS ABOUT THE REVERSE/FORWARD STOCK SPLIT	2
What are some of the advantages of the Reverse/Forward Stock Split?	2
What are some of the disadvantages of the Reverse/Forward Stock Split?	2
What are some of the factors that the Board considered in approving the Reverse/Forward Stock Split?	3
What are the interests of directors and executive officers of the Company in the Reverse/Forward Stock Split?	4
What are the principal effects of the Reverse/Forward Stock Split?	4
What is the total cost of the Reverse/Forward Stock Split to the Company?	5
What was the stock price history of the Common Stock on Nasdaq?	5
What is the recent stock price history of the Common Stock as quoted on OTCPink?	6
SPECIAL FACTORS	7
Purposes of and Reasons for the Reverse/Forward Stock Split	7
Background of the Reverse/Forward Stock Split; Deliberations of the Board and the Ad-Hoc Committee	11
Fairness of the Reverse/Forward Stock Split	20
Alternatives Considered	25
Effects of the Reverse/Forward Stock Split	26
Conduct of the Company's Business After the Reverse/Forward Stock Split	31
Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons	31
Material U.S. Federal Income Tax Consequences of the Reverse/Forward Stock Split	33
Tax Consequences of the Reverse/Forward Stock Split to U.S. Holders	34
Tax Consequences of the Reverse/Forward Stock Split to Holders Other Than U.S. Holders	36
U.S. Federal Income Tax Withholding Requirements for All Stockholders	37
Tax Consequences of the Reverse/Forward Stock Split to the Company	37
Costs Associated with the Reverse/Forward Stock Split; Sources of Funds	38
Payment for Fractional Interests; Process	38
Accounting Treatment	40
No Appraisal or Dissenters' Rights	40
Escheat Laws	41
Stockholder Approval; Vote Required	41
Regulatory Approvals	41
Effective Date	41
Termination of Reverse/Forward Stock Split	42
PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS	43
SUMMARIZED FINANCIAL DATA	47
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	49
PROPOSALS 1, 2, 3, AND 4 TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF LIME ENERGY CO. TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT OF THE COMPANY'S COMMON STOCK	53
Summary	53
Recommendation of the Board	54
GENERAL INFORMATION ABOUT THE SPECIAL MEETING	54
Place and Time	54
Record Date and Voting	54

-i-

-ii-

LIME ENERGY CO.
4 Gateway Center, 4th Floor, 100 Mulberry Street
Newark, NJ 07102

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 10, 2016

INTRODUCTION

              This proxy statement is being furnished to stockholders by the Board of Directors (the "Board") of Lime Energy Co., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at a special meeting of stockholders of the Company (the "Special Meeting") to be held at the Company's headquarters at 4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ on November 10, 2016 at 9:00 a.m., local time, for the following purposes:

  1.
  To consider and vote upon proposals to amend the Company's Certificate of Incorporation to effect, alternatively, as determined by the Board in its discretion, one of three reverse stock splits – 1-for-300, 1-for-500, or 1-for-1000 – ("Reverse Stock Split") of the shares of the Company's common stock, par value $.0001 per share (the "Common Stock") which, if approved and implemented, would enable the Company to suspend its periodic reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and thereby eliminate many of the expenses associated with being subject to reporting obligations of the Securities and Exchange Commission (the "SEC"), by terminating the registration of the Common Stock under the Exchange Act. A copy of the proposed amendment to the Certificate of Incorporation for the reverse stock split is attached as Annex A-1 to this proxy statement.

  2.
  To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to effect a forward stock split of the Common Stock immediately following the Reverse Stock Split, at a ratio that is reciprocal to the ratio ultimately selected by the Board for the Reverse Stock Split (the "Forward Stock Split" and, together with the Reverse Stock Split, the "Reverse/Forward Stock Split"). A copy of the proposed amendment to the Certificate of Incorporation for the Forward Stock Split is attached as Annex A-2 to this proxy statement.

  As a result of these proposed amendments, (a) each stockholder of record owning fewer than a minimum number of shares (300, 500, or 1000) immediately prior to the effective time of the Reverse Stock Split will receive at least $2.49 in cash (subject to any applicable U.S. federal, state and local withholding tax), without interest, per pre-split share, and (b) each stockholder of record owning at least a minimum number of shares (300, 500, or 1000) immediately prior to the effective time of the Reverse Stock Split will continue to hold the same number of shares of Common Stock after completion of the Reverse/Forward Stock Split. Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not implement either the Reverse Stock Split or the Forward Stock Split unless both are approved by the Company's stockholders.

The Board has fixed October 14, 2016 as the record date for the Special Meeting. It is anticipated that the proxy statement and the proxy card will first be made available to stockholders on or about October 18, 2016.

 SUMMARY OF THE TERMS OF THE REVERSE/FORWARD STOCK SPLIT

              The following is a summary of the material terms of proposed amendments to the Company's Certificate of Incorporation effecting a reverse/forward stock split of the outstanding shares of the Company's Common Stock. The purpose of the reverse/forward stock split is to reduce the number of record holders of the Common Stock, so as to allow the Company to terminate registration of the Common Stock under Section 12(g) of the Exchange Act. Terminating such registration will allow the Company to suspend its reporting obligations under the Exchange Act. Accordingly, the proposed reverse/forward stock split constitutes a "going private" transaction within the meaning of Rule 13E-3 of the Exchange Act. The Board is proposing this course of action in response to a determination by The Nasdaq Stock Market to suspend trading in the Company's Common Stock on The Nasdaq Capital Market, as a result of the Company's failure to meet certain quantitative standards for continued listing. The Common Stock ceased trading on Nasdaq effective at market open on August 31, 2016, and the Company expects that Nasdaq will file a Form 25 to deregister the Common Stock under Section 12(b) of the Exchange Act on or around October 15, 2016. In light of the actions taken by Nasdaq, the Board has determined that the costs of reporting and compliance under the Exchange Act exceed the benefits of such reporting and compliance to the Company and its stockholders. Accordingly, the Board recommends that the Company's stockholders approve each of the proposals described in this proxy statement for consideration at the special meeting.

              For a more detailed description of the terms of the proposed transactions, please read the entire proxy statement and each of the documents attached as annexes to this proxy statement and the related Schedule 13E-3 carefully.

  •
  The Board has authorized, subject to stockholder approval and subsequent final approval by the Board, amendments to the Company's Certificate of Incorporation, to effect one of the following three alternative stock splits:

  (1)
  a 1-for-300 reverse stock split followed immediately by a 300-for-1 forward stock split of the Common Stock

  (2)
  a 1-for-500 reverse stock split followed immediately by a 500-for-1 forward stock split of the Common Stock

  (3)
  a 1-for-1000 reverse stock split followed immediately by a 1000-for-1 forward stock split of the Common Stock.

  •
  In this document, the term "Minimum Number" means: 300, if the 1-for-300 reverse split is implemented; 500, if the 1-for-500 reverse split is implemented; and 1000, if the 1-for-1000 reverse split is implemented.

  •
  The Reverse Stock Split would cause each of the stockholders owning of record fewer than the Minimum Number of shares of Common Stock immediately before the Reverse Stock Split (sometimes referred to as the "Cashed-Out Stockholders") to have a fractional share of less than one whole share after giving effect to the Reverse Stock Split.

  •
  The Company does not intend to issue any fractional shares in the Reverse Stock Split. Rather, instead of being issued fractional shares, each Cashed-Out Stockholder will receive a cash payment for such stockholder's fractional interests resulting from the Reverse Stock Split. The Board has determined to pay each Cashed-Out Stockholder at least two dollars and forty-nine cents ($2.49) for each share of Common Stock held of record by the Cashed-Out Stockholder immediately before the Reverse Stock Split.

  •
  Stockholders who hold of record more than the Minimum Number of shares of Common Stock before the Reverse Stock Split will not be cashed-out. Cash consideration will only be paid for the fractional interests of the Cashed-Out Stockholders.

  •
  If the proposed amendments are approved by the Company's stockholders and implemented at the direction of the Board, the Company expects to have fewer than 300 stockholders of record of the Common Stock, which would make the Company eligible to deregister the shares of Common Stock and suspend the Company's reporting obligations under the Exchange Act. Any such deregistration would be in the Board's sole discretion and would not require the approval of the Company's stockholders.

  •
  The proposed transaction will not affect the shares of Series C Convertible Preferred Stock, all of which are held by Bison Capital Partners IV, L.P.

              See the information under the captions "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split," "Special Factors – Effects of the Reverse/Forward Stock Split," and "Special Factors – Fairness of the Reverse/Forward Stock Split" in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE REVERSE/FORWARD STOCK SPLIT

              The following questions and answers are intended to provide additional or clarifying information with respect to the Reverse/Forward Stock Split. This Q&A may not include all the information that may be important or relevant to the particular circumstances of a stockholder. Please read the entire proxy statement carefully.

What are some of the advantages of the Reverse/Forward Stock Split?

  •
  The Company will be able to terminate the registration of the Common Stock under the Exchange Act, which will eliminate the significant tangible and intangible costs of being a reporting company under the Exchange Act (a "reporting company"). The Company estimates annual tangible cost savings in the range of $825,000 to $1,000,000.

  •
  Management will not have the burdens associated with the reporting and compliance requirements of a reporting company and will be able to devote more time to the operations of the Company and the efforts to return the Company to profitability.

  •
  Stockholders holding less than the Minimum Number of shares will be able to liquidate their position at a premium to the current market price without paying any brokerage fees, commissions, or transaction costs, which may be significant in relation to the market value of such stockholders' holdings.

              See also information under the caption "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split" in this proxy statement.

What are some of the disadvantages of the Reverse/Forward Stock Split?

  •
  Stockholders owning fewer than the Minimum Number of shares of Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, such stockholders will be cashed-out, will no longer be stockholders of the Company and will not have the opportunity to participate in or benefit from any future appreciation in the Company's value.

  •
  Stockholders holding Common Stock following the Reverse/Forward Stock Split may no longer have the same level of information as currently provided in the Company's filings with the SEC pursuant to the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), regarding such matters as the Company's business operations and developments, legal proceedings involving the Company, the Company's financial results, the compensation of the Company's directors and executive officers, and Company securities held by the Company's directors, executive officers and major stockholders.

  •
  Stockholders will no longer have the protections provided by the liability provisions of the Exchange Act and the Sarbanes-Oxley Act applicable to the Company and the Company's directors, officers and major stockholders, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13.

  •
  The trading volume of the Common Stock may decline and it may be more difficult for stockholders to buy or sell shares of Common Stock.

              See also information under the captions "Special Factors – Effects of the Reverse/Forward Stock Split," and "Special Factors – Fairness of the Reverse/Forward Stock Split" in this proxy statement.

What are some of the factors that the Board considered in approving the Reverse/Forward Stock Split?

  •
  In light of Nasdaq's decision to delist the Company's Common Stock, the Board decided to engage in a review process to examine whether it was reasonable for the Company to continue to incur the significant costs and expenses associated with being a reporting company. The initial consensus of the Board was that the Company did not appear to reap much benefit from being a reporting company and as such it was reasonable for the Board to consider deregistering the Common Stock and suspending the Company's reporting obligations under the Exchange Act.

  •
  The Board appointed an Ad-Hoc Committee of directors (Andreas Hildebrand, Christopher Capps, and C. Adam Procell) with a mission to explore and evaluate potential transactions that would allow the Company to have fewer than 300 stockholders of record of the Common Stock, which would enable the Company to terminate the Common Stock's registration under the Exchange Act.

  •
  The Ad-Hoc Committee engaged in several informal discussions, and formally met three times. During its review process leading to its recommendations, the Ad-Hoc Committee considered, among other things:

  (1)
  pros and cons of the proposed Reverse/Forward Stock Split and subsequent deregistration;

  (2)
  alternatives to the proposed transactions;

  (3)
  estimated cost savings to be achieved by deregistration;

    (4)
    estimated transaction costs associated with the proposed Reverse/Forward Stock Split and subsequent deregistration;

    (5)
    different potential split ratios;

    (6)
    method of determining the fair value to be paid for the fractional interests of the Cashed-Out Stockholders;

    (7)
    trading volumes, liquidity and price history of the Common Stock; and

    (8)
    other factors relating to fairness of the proposed transactions.

  •
  The Ad-Hoc Committee and the Board deliberated on the manner of determining the fair value for the fractional interests of the Cashed-Out Stockholders. That evaluation included consideration of the trading history and price data for the Company's Common Stock.

  •
  Most of the Company's stockholders hold, in aggregate, a small percentage of the outstanding Common Stock (as of September 7, 2016, 461 stockholders of record, or 55.6%, held only a single share and 587 stockholders of record, or 70.7%, held less than 10 shares).

  •
  Only a small percentage of the Company's outstanding Common Stock is being cashed-out.

  •
  Stockholders that wish to become Cashed-Out Stockholders but currently hold at least the Minimum Number of Common Stock can sell part of their holdings in order to get below the Minimum Number and thereby have their remaining shares cashed-out after the Reverse Stock Split. Similarly, if stockholders currently have less than the Minimum Number of shares of Common Stock and do not wish to become Cashed-Out Stockholders they can purchase additional shares so that they hold at least the Minimum Number of shares of Common Stock immediately before the Reverse Stock Split.

              See also information under the captions "Special Factors – Fairness of the Reverse/Forward Stock Split," and "Special Factors – Background of the Reverse/Forward Stock Split; Deliberations of the Board and the Ad-Hoc Committee" in this proxy statement.

What are the interests of directors and executive officers of the Company in the Reverse/Forward Stock Split?

              The Company's directors and officers do not have any particular interest in the Reverse/Forward Stock Split. Mr. Hildebrand and Mr. Macdonald are affiliates of Bison Capital Partners IV, L.P, an entity that owns 30.1%, on an as-converted basis, of the Company's issued and outstanding shares of Common Stock. Mr. Capps, a member of the Board, is the son-in-law of the late Richard Kiphart. The estate of Mr. Kiphart, who until his passing was a member of the Company's Board, owns approximately 29.7%, on an as-converted basis, of the Company's issued and outstanding shares of Common Stock. After the Reverse/Forward Stock Split is effected, such percentage ownership will be essentially unchanged. Following the Reverse/Forward Stock Split, it is expected that each of the Company's current directors and executive officers will continue to serve in their current capacity. See also information under the captions "Special Factors – Effects of the Reverse/Forward Stock Split" and "Special Factors – Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons" in this proxy statement.

What are the principal effects of the Reverse/Forward Stock Split?

  •
  Each stockholder owning of record fewer than the Minimum Number of shares of Common Stock immediately prior to the effective time of the Reverse Stock Split will receive at least $2.49 in cash (subject to any applicable U.S. federal, state and local withholding tax), without interest, for each pre-split share held by such stockholder. The fractional shares resulting from the Reverse/Forward Stock Split will be retired and returned to the authorized Common Stock of the Company available for future issuance.

  •
  Each share of Common Stock held by a stockholder of record owning at least the Minimum Number of shares immediately prior to the effective time of the Reverse Stock Split will continue to represent one share of Common Stock after completion of the Reverse/Forward Stock Split.

  •
  Following the Reverse/Forward Stock Split, the Company expects to have fewer than 300 stockholders of record of the Common Stock, which will enable the Company to deregister the shares of Common Stock and suspend the Company's reporting obligations under the Exchange Act.

              See "Special Factors – Effects of the Reverse/Forward Stock Split."

What is the total cost of the Reverse/Forward Stock Split to the Company?

              The Company estimates that it will pay approximately $25,000 to $85,000 to cash out fractional interests. In addition, the Company anticipates incurring approximately $160,000 to $265,000 in printing and mailing expenses, legal, financial, accounting and other fees and costs in connection with the Reverse/Forward Stock Split. The Company has the financial resources to complete the Reverse/Forward Stock Split. See also information under the captions "Special Factors – Costs Associated with the Reverse/Forward Stock Split; Sources of Funds" in this proxy statement.

What was the stock price history of the Common Stock on Nasdaq?

              The following is a schedule of the reported high and low closing share price for the Common Stock during the period from January 1, 2014 through August 30, 2016 (the last trading day of the

Common Stock on Nasdaq). These quotations do not include any mark-up, mark-down, commission or other transaction cost and may not necessarily represent actual transactions:

	HIGH	LOW
2014

First Quarter	$3.92	$2.86
Second Quarter	$3.92	$2.49
Third Quarter	$7.29	$2.04
Fourth Quarter	$3.49	$2.14
2015

First Quarter	$4.38	$2.39
Second Quarter	$3.75	$2.64
Third Quarter	$3.85	$2.62
Fourth Quarter	$3.48	$2.82
2016

First Quarter	$3.44	$2.51
Second Quarter	$3.04	$1.88
Third Quarter (through August 30, 2016)	$2.53	$1.35

              On August 30, 2016, the last day trading on Nasdaq, the Common Stock's closing price per share was $1.64, with 145,900 trading volume. See also information under the caption "Special Factors – Fairness of the Reverse/Forward Stock Split – Price Range of Common Stock; Dividends; Trading Volume" in this proxy statement.

What is the recent stock price history of the Common Stock as quoted on OTCPink?

              Since it was suspended from trading on Nasdaq, the Common Stock has been quoted over-the-counter on OTCPink, the lowest market tier of OTC Markets Group Inc. The highest quote before October 7, 2016 was $2.10 and the lowest quote was $1.30. These quotations do not include any mark-up, mark-down, commission or other transaction cost and may not necessarily represent actual transactions.

Do Stockholders have any dissenters' rights of appraisal?

              Under Delaware law, you are not entitled to dissenter's rights in connection with the Reverse Stock Split. See also the information under the caption "Special Factors – No Appraisal or Dissenters' Rights" in this proxy statement.

SPECIAL FACTORS

Purposes of and Reasons for the Reverse/Forward Stock Split

              The purpose of the Reverse/Forward Stock Split is to reduce the number of record holders of the Common Stock and to allow the Company to terminate the registration of the Common Stock under the Exchange Act. Accordingly, the proposed reverse/forward stock split is a "going private" transaction under Rule 13E-3 of the Exchange Act.

              The Board has decided that the costs of being a reporting company under the Exchange Act ("reporting company") currently outweigh the benefits and that it is no longer in the Company's best interests or the best interests of the Company's stockholders, including unaffiliated stockholders, for the Company to remain subject to the reporting requirements of the Exchange Act. Therefore, the Board has unanimously adopted proposals to effect, subject to stockholder approval, a 1-for-300, 1-for-500, or 1-for-1000 reverse stock split (the "Reverse Stock Split") of the Common Stock, followed immediately by a reciprocal forward stock split (the "Forward Stock Split" and, together with the Reverse Stock Split, the "Reverse/Forward Stock Split"). Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless both are approved by the Company's stockholders.

              The primary effect of the Reverse/Forward Stock split is to cancel the shares of Common Stock held by each record holder that, on the record date, holds fewer than the "Minimum Number" of such shares. As used in this proxy statement, the term "Minimum Number" means: 300, if the 1-for-300 reverse split is implemented; 500, if the 1-for-500 reverse split is implemented; and 1000, if the 1-for-1000 reverse split is implemented. In the Reverse Stock Split, a record holder of less than the Minimum Number of shares would receive only fractional shares of the Common Stock. The Company will not issue any fractional shares as a result of the Reverse Stock Split. Rather, the Company will pay such holders the fair value of their fractional shares in cash. The Board has determined that the fair value of a share of Common Stock as of September 14, 2016 is $2.49. Accordingly, each holder of less than the Minimum Number of shares on the Record Date will receive a cash payment of at least $2.49 (subject to any applicable U.S. federal, state and local withholding tax), without interest, for each "pre-split" share of Common Stock held, in lieu of the fractional shares that would otherwise be issuable in the Reverse Stock Split.

              Holders of more than the Minimum Number of shares on the record date will NOT receive cash for any fractional shares resulting from the Reverse Stock Split. Rather, such holders will receive whole shares of Common Stock in the Forward Stock Split. Since the ratio in the Forward Stock Split will be the reciprocal of the ratio in the Reverse Stock Split (that is, 300-for-1, if the Reverse Stock Split was 1-for-300; 500-for-1, if the Reverse Stock Split was 1-for-500; and 1000-for-1, if the Reverse Stock Split was 1-for-1000), holders of at least the Minimum Number of shares on the record date will continue to hold the same number of shares of Common Stock after the Reverse/Forward Stock Split as they did before the Reverse/Forward Stock Split. Only holders of less than the Minimum Number of shares will be cashed out.

              As a result of the Reverse/Forward Stock Split, the Company expects to have fewer than 300 record holders of the Common Stock, which will cause the Common Stock to be eligible for termination of registration under the Exchange Act. If after the Reverse/Forward Stock Split there are fewer than 300 record holders of the Common Stock, the Company intends to file a notice on Form 15 with the SEC to terminate the Common Stock's registration under Section 12(g) of the Exchange Act. Upon the filing of the Form 15, the Company's obligation to file periodic and current reports under the Exchange Act will be immediately suspended. Deregistration of the Common Stock will be effective

90 days after filing of the Form 15. Upon deregistration of the Common Stock, the Company's obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be suspended. The Company will not be required to file periodic and current reports with the SEC in the future unless it subsequently files another registration statement under the Securities Act of 1933, as amended (the "Securities Act"), becomes listed on a national securities exchange, or again has at least 300 record holders of common shares.

              The Forward Stock Split is not necessary for the Company to reduce the number of holders of record of Common Stock and to deregister the Common Stock under the Exchange Act. However, the Board has decided that it is in the best interests of the Company's stockholders to effect the Forward Stock Split to mitigate any loss of liquidity in the Common Stock on the over-the-counter market, to facilitate any over-the-counter trading of shares following the Reverse Stock Split by the Company's continuing stockholders, to avoid the administrative burden of having fractional interests outstanding, and to permit outstanding derivative securities, such as stock options, to be unaffected by the Reverse/Forward Stock Split.

              In determining whether the number of stockholders of record falls below 300 as a result of the Reverse/Forward Stock Split, the Company must count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be "held of record" by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers. However, institutional custodians such as Cede & Co. and other commercial depositories are not considered a single holder of record for purposes of these provisions. Rather, each depository's accounts are treated as the record holder of shares.

              The Company's reasons for proposing the transaction include the following:

              Alleviate Burden of Regulatory Requirements; Future Cost and Time Savings.    The Company believes that it will be able to realize significant cost savings by eliminating most of the expenses related to the disclosure, reporting and compliance requirements of the Exchange Act and the Sarbanes-Oxley Act, and other accounting, legal, printing and other miscellaneous costs associated with being a reporting company.

              As a reporting company, the Company is currently required to prepare and file with the SEC, among other items, the following:

  •
  Quarterly Reports on Form 10-Q;

  •
  Annual Reports on Form 10-K;

  •
  Proxy statements and annual stockholder reports as required by Regulation 14A under the Exchange Act; and

  •
  Current Reports on Form 8-K.

              The Company estimates that the external costs associated with the Company's public reports and other filing obligations, as well as other external costs relating to reporting company status, comprise a significant overhead expense, made up principally of the following costs:

Fiscal Year Ended	2016 (est.)	2015	2014

Audit & Audit Related Fees	$456,000	$606,410	$483,765
Legal Fees	380,000	414,625	460,540
Listing & Filing Fees, Transfer Agent and Annual Meeting Costs	176,000	236,669	174,847
Allocated Internal Salary and Benefit Costs	150,000	150,019	108,673
Directors Compensation and D&O Insurance	342,000	350,388	333,151
Other SEC and Public Reporting Related Costs	290,000	314,500	54,215

Total Public Company Reporting Costs	$1,794,000	$2,072,611	$1,615,191

              The historical reporting company costs presented above are significant as a percentage of the Company's total administrative expenses.

              The Company estimates that the anticipated cost savings from deregistration will be at least $825,000 each year (and potentially $1,000,000 or more), in current dollars. The Company will incur one-time expenses relating to the Reverse/Forward Stock Split estimated at $160,000 to $265,000.

              In addition, as a non-SEC reporting company, Company management and other employees will no longer be required to spend time preparing the periodic and other reports required of SEC reporting companies under the Exchange Act, complying with the Sarbanes-Oxley Act, and managing stockholder relations and communications with respect to numerous record holders, although the Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws. The Company believes that this time could more effectively be devoted to operating the Company's business. Additionally, due to the public market's focus on quarterly results, smaller public companies such as the Company are subject to substantial pressure from analysts to focus on short-term goals, such as quarterly financial results, often at the expense of longer-term objectives. As a non-SEC reporting company, the Company believes management will have increased flexibility to devote more time to sustaining long-term growth. The additional cost savings from the termination of the registration of the Common Stock under the Exchange Act are expected to positively affect the Company's efforts to return the Company to profitability.

              No Need for Continued Access to the Public Markets.    The Company has not reaped much of the benefits generally associated with being a publicly held company. Benefits of being publicly held typically include:

  •
  access to the public markets for purposes of raising capital;

  •
  use of the company's securities as currency for strategic acquisitions;

  •
  access to public markets for liquidity purposes for the Company's stockholders; and

  •
  the prestige of being an Exchange Act reporting company, which can be helpful in recruiting, attracting and retaining key officers, directors and staff.

              Historically, such potential benefits have not been generally achieved. For example, the Company has generally not been able to raise capital other than through issuance of convertible debt and convertible equity in private transactions, has generally not issued equity securities in acquisitions, and has experienced relatively low trading volumes for its Common Stock. In addition, the Company's management believes that any prestige enjoyed by the Company from its reporting status will be substantially offset by the delisting from Nasdaq.

              Lack of an Active Trading Market; Liquidity for Small Stockholdings.    Historically, the Company has generally experienced very limited trading volume and liquidity in the Common Stock, even during the period the Common Stock was listed on The Nasdaq Capital Market. Particularly now that the Common Stock has been de-listed by Nasdaq, the Board believes it is unlikely that, in the foreseeable future, the Common Stock would achieve significant trading volume in the public marketplace so as to create a significant active and liquid market, even if the Company were to seek quotation on a higher tier of the over-the-counter market and remain a reporting company. The Reverse/Forward Stock Split will permit the Company's small stockholders (those holding fewer than the Minimum Number of shares) to liquidate their holdings in the Company and receive a premium over market prices prevailing at the time of the Company's public announcement of intent to engage in the Reverse/Forward Stock Split, without incurring brokerage commissions.

              Preservation of the Company's Net Operating Loss Carryforwards.    The Company has experienced significant losses in the United States. Under the Internal Revenue Code of 1986, as amended (the "Code") and rules and regulations promulgated by the Internal Revenue Service, the Company may "carry forward" these losses in certain circumstances to offset any current and future taxable income and thus reduce federal income tax liability, subject to certain requirements and restrictions. To the extent that the Company's net operating loss carryforwards ("NOLs") do not otherwise become limited, the Company believes that it may be able to utilize a portion of the NOLs to offset future taxable income. As such, these NOLs could be a substantial asset to the Company. The use of NOLs, however, is not assured and under many circumstances may be unlikely. For example, if the Company experiences an "ownership change" as defined in Code Section 382, the Company's ability to use the NOLs could be severely limited.

              The Ad Hoc Committee and the Board determined that it would not be in the best interest of the Company and its stockholders to pursue any transaction that could trigger an ownership change for purposes of Code Section 382 and thus limit the Company's ability to use its NOLs to offset any future taxable income.

              At December 31, 2015, the Company had NOLs of approximately $140 million, which expire in the years 2018 through 2034. As a result of Section 382 ownership changes that have occurred at various points in the Company's history, the Company's use of its NOLs will be significantly limited under certain circumstances. Based on an analysis of ownership changes that occurred prior to 2008, approximately $30.0 million of the NOLs will expire unused due to Section 382 limitations. For the same periods, the Company also has state NOLs of approximately $130 million, which unused, will expire at various dates through 2034.

Background of the Reverse/Forward Stock Split; Deliberations of the Board and the Ad-Hoc Committee

              On May 20, 2016, the Company received a notice from Nasdaq indicating that the Company was not in compliance with the continued listing requirements set forth in Nasdaq's Listing Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market to maintain a minimum of $2.5 million in stockholders' equity for continued listing. The notice indicated that the Company also did not meet Nasdaq's alternatives for market value of listed securities or net income from continuing operations.

              Following receipt of the initial notice from Nasdaq, the Company sought advice from outside counsel and had informal discussions with a third-party compliance consultant regarding the alternatives available to the Company to regain compliance.

              Company management considered the feasibility of various potential transactions for increasing stockholders equity, such as (i) the issuance of additional Common Stock for cash, (ii) inducing existing holders of preferred stock and/or convertible debt to convert or exchange such obligations for Common Stock, or (iii) effecting a stock-for-stock business combination with another operating business with substantial capital surplus. Based on the Company's capital raising efforts during the 2013 to 2016 period, recent informal discussions between Mr. Adam Procell, the Company's Chief Executive Officer, and potential third-party investors, and the business and investing experience of Company management and Board members, the Company determined that it would not be feasible to raise stockholders' equity by any such means on terms acceptable to the Company. In that regard, the Company further determined that the Company's existing holders of preferred stock and/or convertible debt were not willing to convert or exchange such obligations for Common Stock at this time, that none of the Company's existing investors was currently interested in making additional common equity investments in the Company, and that any substantial third party common equity investment—if possible at all—would in any event be highly dilutive to the Company's existing stockholders on an equity basis.

              Two other factors considered by the Company at this time were of particular significance. First, in the judgment of management, the Company does not currently need to raise additional funds to meet operating expenses. Second, any substantial issuance of additional equity would likely result in a loss of substantial tax benefits to the Company. See "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split – Preservation of the Company's Net Operating Loss Carryforwards" in this proxy statement.

              Moreover, the Company determined that a major cause of the Company's deficiency in stockholders equity was loss of revenue resulting from previously disclosed delays in renewal of two significant direct install utility contracts, including $4.8 million of lost revenue since the first quarter of 2015 from the New Jersey Board of Public Utilities' Office of Clean Energy and $3.5 million of lost revenue from the Los Angeles Department of Water and Power ("DWP"). The aggregate shortfall of $8.3 million in revenue represents a $2.5 million shortfall in gross profit at a 30% gross margin. The Los Angeles DWP renewed its program in March 2016, and by mid-April, the Company had this program up and running again. New Jersey submitted a request for proposal at the end of May, and the Company submitted a bid on June 17, 2016. Although the Company's New Jersey bid was ultimately successful—resulting in the issuance of multi-year direct install contracts for Bergen, Hudson, Passaic and Sussex counties—the Company did not receive notice of such program awards until September 2016.

              On July 5, 2016, the Company submitted a plan to Nasdaq, setting forth the steps the Company would take to regain compliance with Nasdaq's listing requirements. In its plan, the Company noted that its deficiency in stockholders equity was caused by a combination of the program delays discussed above and non-cash interest and revaluation charges related to the Company's outstanding convertible note and related non-cash derivative liability. The Company discussed its liquidity position, including $2,376,000 of cash on hand at March 31, 2016 and access to an undrawn, recently-amended line of credit with Heritage Bank (subject to the waiver or revision of near-term EBITDA covenants), financial projections, and expense-reduction plans. The Company further explained its belief that raising additional equity at this time would be contrary to the best interests of the Company and its stockholders because of the adverse impact a change in ownership position would have on the value of the Company's existing NOLs. The Company concluded that its best route to satisfying Nasdaq's quantitative listing requirements was to meet the $500,000 of net income from continuing operations standard set forth in Listing Rule 5550(b)(3). The Company outlined its plan for achieving operating profits in both the third and fourth quarters of 2016 and the full 2017 fiscal year, projecting compliance with Nasdaq listing standards by December 31, 2017.

              In addition to preparing a compliance plan, upon receipt of the Nasdaq delinquency notice, Company management began to consider the various quotation options available to the Company in the event that its Common Stock was delisted from Nasdaq. In that regard, on May 24, 2016, Drinker Biddle & Reath, LLP, the Company's outside legal counsel (sometimes referred to as Drinker Biddle), met telephonically with Mr. Procell and Mr. Bruce Torkelson, the Company's Chief Financial Officer. Mr. Marc Leaf, a partner with Drinker Biddle, briefed Mr. Procell and Mr. Torkelson on various alternatives, including: (i) seeking quotation on one of the two restricted tiers operated by OTC Markets Group Inc., such as OTCQX or OTCQB, both of which require quoted companies to be current in SEC reporting; (ii) quotation on OTCPink, the open tier of the OTC Markets, which would enable the Company to save money by terminating registration of the Common Stock under the Exchange Act and suspending its reporting obligations (referred to in this proxy statement as "going dark"); or (iii) pursuing a transaction to take the Company fully private.

              Mr. Leaf noted that, so long as the Company's Common Stock had 300 or more holders of record, and the Company had assets of at least $10,000,000, the Company was required to register its Common Stock under Section 12(g) of the Exchange Act, and therefore would remain subject to the reporting and certain other requirements under the Exchange Act, even if the Company's Common Stock were delisted from Nasdaq. However, if the Common Stock were to be delisted from Nasdaq, and the number of holders of record were reduced below 300, then the Company could terminate the registration of the Common Stock under the Exchange Act and suspend the Company's reporting obligations. Mr. Procell, Mr. Torkelson, and Mr. Leaf then discussed the potential pros and cons of going dark, including potential savings in legal, accounting, printing, mailing, and other expenses, as well as potential savings in management time currently devoted to compliance and reporting costs. Mr. Procell asked Mr. Torkelson to outline the cost savings that the Company could reasonably anticipate from going dark. Mr. Procell asked Mr. Leaf to outline the steps involved in deregistration assuming Nasdaq delisted the Common Stock, as well as the various means that could be used to reduce the number of record stockholders of the Company.

              On July 12, 2016, the Company received a letter from the Nasdaq Listing Qualification staff. The letter provided that the staff had rejected the Company's proposed compliance plan on the grounds that it did not evidence the Company's ability to achieve near term compliance with Nasdaq's continued listing requirements or sustain such compliance over an extended period of time. The letter further provided that, unless the Company timely requested a hearing before the Nasdaq Listing Qualifications Panel, the Company's securities would be delisted from Nasdaq.

              The Board met on July 19, 2016 to discuss, among other topics, the Company's response to Nasdaq's delisting determination letter. The Board and management discussed the hearing process, the Company's proposed compliance plan, and the choices facing the Company if Nasdaq were to delist the Company's common shares from the Nasdaq Capital Market. The Board instructed management to update the compliance plan and request a hearing before the Nasdaq hearing panel.

              In light of the possibility that the Company might be delisted, the Board also discussed the potential for the Company to reduce or eliminate the significant costs associated with the Company's SEC reporting obligations and other compliance costs that come from being a reporting company. The Board then discussed the summary of steps involved in the delisting/deregistration process, which had been prepared by Drinker Biddle. Following such discussion, the Board determined to establish an ad-hoc committee of the Board consisting of Mr. Andreas Hildebrand, Chairman of the Board,

Mr. Procell, and Mr. Christopher Capps (the "Ad-Hoc Committee" or "Committee"): (i) to evaluate the costs associated with being a registered reporting company and consider whether such costs would be justified by the benefits of registration, even if the Common Stock was no longer listed on a national securities exchange, (ii) to consider potential options for reducing such costs, and (iii) to make such recommendation(s) to the Board regarding such options as the Committee should determine to be in the best interests of the Company. The Board delegated to the Ad-Hoc Committee all the powers and authority of the Board necessary or desirable to undertake its mission, including the ability to engage such legal counsel and financial advisers as the committee deems appropriate and to take such other action as the committee deems appropriate to fulfill its fiduciary duties of loyalty and due care. In the meantime, management would proceed with Nasdaq's process.

              The hearing before Nasdaq's hearing panel took place on August 25, 2016. The Company was represented by Mr. Torkelson who discussed the Company's business model, the events leading to the failure to maintain a minimum of $2.5 million in stockholders' equity, the Company's capital structure, and operational and liquidity status. At the hearing, the Company stated that while it remained confident that ongoing cost-control measures and revenue growth initiatives would position the Company to achieve profitability on a GAAP net income from continuing operations basis by fiscal year 2017, the Company could not project compliance with the applicable Nasdaq continued listing standards within 180 days. Moreover, the Company advised the hearing panel that the Company did not believe a financing transaction to increase equity was in the best interest of stockholders, as doing so could trigger an ownership change for purposes of Section 382 of the Code, which would result in limitation to the Company's use of its NOLs.

              On August 29, 2016, the Company received notice from Nasdaq that the hearing panel had determined to delist the Company's Common Stock and that trading would be suspended on August 31, 2016. Trading in the Common Stock on the Nasdaq Capital Market was indeed suspended effective at the open of business on August 31, 2016. Since then, the Common Stock has been traded over-the-counter and quoted on OTCPink.

              On September 2, 2016, the Ad-Hoc Committee met with Mr. Leaf of Drinker Biddle to discuss the developments with Nasdaq and to discuss the relative costs and benefits of remaining a reporting company, the possibility of conducting a transaction that would enable the Company to terminate its status as a reporting company, and other options available to the Company. Mr. Bruce Torkelson, the Company's Chief Financial Officer, also participated in the meeting at the invitation of the Ad Hoc Committee.

              The meeting focused on the following three options:

  •
  doing nothing and allowing the Common Stock to trade over-the-counter, which could include applying for quotation on one of the bulletin boards or quotation services operated by OTC Markets Group Inc.

  •
  remaining a public company, but seeking to reduce operating and compliance costs by terminating the Common Stock's registration under Section 12(g) of the Exchange Act, which would require a reverse stock split or other action to reduce below 300 the number of holders of record of the Common Stock.

  •
  going fully private (which could take multiple alternative forms, any of which would require access to capital and be likely to trigger an ownership change under Section 382 of the Code, resulting in a limitation of the Company's existing NOLs).

              The Ad-Hoc Committee and management evaluated each of the above options.

              A clear consensus developed among the Committee members that going fully private was not a viable option as the Company had not received any offers to acquire the Company, the Company did not have the funds available to purchase all the publicly-traded shares outstanding, and the limitation on the Company's NOLs resulting from a Code Section 382 ownership change would deprive the Company and its stockholders of a substantial benefit. See "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split – Preservation of the Company's Net Operating Loss Carryforwards" in this proxy statement.

              The members of the Committee then discussed the costs and benefits of the other options considering, among other factors:

  •
  the current costs of the reporting regime that applies to the Company as a publicly traded company, and the extent of any savings that could be realized if the Company were to suspend its reporting obligations;

  •
  any other benefits that may by realized by the Company from suspending its reporting obligations, including freeing the management time and attention currently devoted to disclosure and reporting functions and responding to market reactions;

  •
  the current and historical liquidity of the Common Stock, and the likely potential effects of delisting from Nasdaq;

  •
  whether or not remaining a reporting company would improve the Company's access to capital;

  •
  whether or not remaining a reporting company would improve the Company's image and reputation with utilities and potential customers;

  •
  any impact on the Company's image and reputation from being quoted on the OTCPink or another tier of OTC Markets Group Inc.;

  •
  potential impact of de-registration on existing stockholders, including liquidity and price transparency;

  •
  the ability of stockholders holding a relatively small number of shares to receive the fair value of their shares in cash through a reverse stock split, without incurring transaction costs or bearing market risk;

  •
  the ability of stockholders who do not want to be cashed-out to purchase additional shares to bring their holdings above the level that will be cashed-out in any reverse stock split;

  •
  impact of de-registration on the Company's ability to attract and retain qualified employees, including issues relating to equity compensation;

  •
  the current intention of the Company to prepare audited financial statements for existing lender and covenant purposes, notwithstanding de-registration; and

  •
  the one-time costs to the Company of a reverse stock split to get below the registration threshold.

              The Committee members discussed the above factors extensively and each member of the Committee had the opportunity to ask questions and/or request additional information. Following a lively discussion, the consensus of the Committee was to defer a final recommendation to the Board until after the Committee members had had an opportunity to consider the discussion and meet again. Mr. Torkelson noted that the Board was scheduled to meet on September 14, 2016, allowing sufficient time for the Committee to deliberate and make a recommendation one way or another before the Board meeting.

              Mr. Leaf and Mr. Torkelson then led the Committee through the steps that would be involved if the Committee determined to recommend a reverse stock split in connection with any determination to suspend reporting under the Exchange Act. Mr. Hildebrand asked about other methods to reduce the number of record stockholders, such as a tender offer or open market purchases of Common Stock. Mr. Leaf discussed the pros and cons of such alternatives, including legal and other transaction costs, timing, complexity, and the Company's ability to control the transaction and adequately predict the effect of the transaction on (i) the Company's NOLs and (ii) the number of record holders of Common Stock. Mr. Leaf noted that the Company currently had 461 stockholders with only a single share, and that reaching such stockholders could be difficult as the value of their holdings was so small. Accordingly, an odd-lot or other partial tender offer would be unlikely to generate a large response rate from the Company's smallest holders. For this reason, given the dual goals of reducing the number of record holders below 300 while minimizing the change of ownership for tax purposes, a reverse/forward stock split of the type discussed, with only the smallest stockholders cashed out, was the most practical option.

              Mr. Procell then asked if the Company would have legal authority to purchase fractional shares from existing stockholders, notwithstanding its negative stockholders' equity relating to the Common Stock. Mr. Leaf advised the Committee that the Company had direct statutory authority to pay cash in lieu of the fractional shares at fair value pursuant to Section 155 of the Delaware General Corporation Law. Mr. Leaf also noted that the fair value of the Company's assets exceeds the face amount of its existing debt obligations plus the par value of its outstanding stock, and that accordingly the Company had surplus capital under Delaware law.

              Mr. Leaf then walked the Ad-Hoc Committee through potential processes for determining the appropriate exchange ratio for any potential reverse stock split and the fair value per share of Common Stock within the meaning of Section 155 of the Delaware General Corporation Law.

              Mr. Leaf advised the Ad-Hoc Committee that "fair value" could be defined as the price a willing purchaser would pay a willing seller, assuming full disclosure of the relevant facts. Mr. Leaf advised the Ad-Hoc Committee that, consistent with case law, the Board could reasonably base a determination of fair value for purposes of Section 155 on the average market price per share on Nasdaq over a 10- or 20-day period preceding the measurement date, so long as the Board had no reason to believe that such market price was inaccurate. In such case, Mr. Leaf advised, the Board could reasonably determine that a third-party appraisal was not necessary under the circumstances.

              A discussion followed regarding the appropriate measurement period for calculating fair value and the methodology for determining the average price over the period.

              The Ad-Hoc Committee members then discussed whether the current market price of the shares might be impacted by the announcement of the Company's failure to meet Nasdaq listing standards, which could affect trading prior to delisting. Mr. Hildebrand asked whether the Company could pay cashed-out stockholders a premium to the average trading price to compensate them for any impact on the current share price caused by lack of liquidity or by any short-term imbalance of buyers and sellers following announcement of the deficiency.

              Mr. Torkelson walked the directors through a spread sheet showing the average market price of the shares over various periods. Mr. Torkelson noted that a portion of the price decline appeared to be associated with the announcement of the Company's second quarter results on August 15, 2016; however, even backing out the 20-cent reduction from August 15 to August 17, 2016, the Company's stock price had fallen significantly since the Company's announcement on May 25, 2016 that the Company had failed to meet Nasdaq's minimum stockholders' equity test. Mr. Leaf advised the board that, while Section 155 of the Delaware General Corporation Law required the Company to pay cash in lieu of fractional shares based on the fair value of the Company's stock as of the record date for the reverse stock split, it would be reasonable for the Board to take into account the Common Stock's 10-day trailing average closing price through May 25, 2016, as well as the impact of the Company's second quarter earnings, in determining such fair value.

              The members of the Ad-Hoc Committee determined to consider this issue further before making a recommendation to the Board.

              The Ad-Hoc Committee met again on September 9, 2016 to continue to evaluate options available to the Company and to consider whether to recommend appealing the determination of the Nasdaq hearing panel. Mr. Leaf noted that if the Company chose to request an appeal, it would have to pay a $10,000 fee to Nasdaq at the time of such request. The question was asked whether Nasdaq's Appeal Panel would have the authority to use its discretion to allow the Company sufficient additional time to return to compliance. Mr. Torkelson noted that the hearing panel had stated definitively that the Company could not be allowed to remain listed if it could not establish that it could regain compliance within 180 days from the date of the deficiency notice (i.e., by January 2017). Mr. Procell noted that in light of the Company's recent operating results, it would be difficult at this time for the Company to raise capital at an acceptable price or at all to increase common stock equity to $2.5 million. Indeed, the Company has previously not been able to raise capital other than through issuance of convertible debt and convertible equity.

              Mr. Procell informed the Ad-Hoc Committee that as CEO of the Company, he often had occasion to speak with potential investors and that he regularly used those opportunities to determine if such investors had any interest in investing in the Company. Mr. Procell advised that, in the course of such informal conversations with potential investors, it had become clear that the Company would have difficulty raising capital on acceptable terms in light of the Company's operating performance and the current capital structure of the Company. Besides, it was noted that there was no business need to raise additional capital at this point. After extensive discussion, there was consensus that it would not be in the interest of the Company and the stockholders to pursue an appeal. The Ad-Hoc Committee acknowledged that although the Appeal Panel might have the authority to overrule the Hearing Panel, it was unlikely to do so given that the Company did not have a definitive plan to regain compliance.

              Given the uncertainty of the Company's situation and the cost of that uncertainty, the Ad-Hoc Committee determined to recommend to the Board that the Company should accept Nasdaq's delisting determination and not pursue further appeals. On this point, the Ad-Hoc Committee considered the fact that in addition to the costs related to the appeal process, the Company would have to continue to incur expenses of being a reporting company. The Ad-Hoc Committee determined that moving forward and trying to give stockholders clarity now was better than prolonging the process with no expectation of succeeding on the appeal.

              The Ad-Hoc Committee then revisited the pros and cons of deregistration discussed at the committee's prior meeting.

              Mr. Procell reiterated that, in his view as CEO, Lime currently realized only limited benefits from its reporting company status. In particular, Mr. Procell observed that having a listed security had not historically enhanced the Company's access to capital and that there was little reputational advantage in being a reporting company now that trading had been suspended by Nasdaq. Moreover, given the Company's small public float and low trading volume in recent periods, being a reporting company did not seem to provide a significant liquidity advantage to the Company's stockholders, even when the Common Stock was listed on the Nasdaq Capital Market. Mr. Torkelson estimated that the annual cost of operating as a reporting company and complying with the Sarbanes-Oxley Act and associated regulations was between $950,000 and $1,200,000 per year, including the time of Lime's executive officers and other employees necessary to prepare and review its public filings and perform other tasks necessitated by virtue of being a publicly traded company. Excluding the cost of internal labor, the estimated cash and expense savings would be $825,000 to $1,000,000. The Ad-Hoc Committee determined that it no longer made sense for the Company to continue to incur the expenses of being a reporting company without reaping the associated benefits. The Ad-Hoc Committee voted unanimously to recommend to the Board to engage in a "going dark" transaction and cease being a reporting company. After surveying the ownership levels of the Company's stockholders and noting that a significant number of stockholders held just a single share and that many more held less than ten shares, legal counsel advised the Ad-Hoc Committee that a reverse stock split was probably the best way for reducing the number of record holders in a cost-effective way. The Company has previously conducted stock splits and is familiar with the mechanism of such transactions.

              The Ad-Hoc Committee considered what would be the parameters of determining the ratio of the reverse/forward split and the appropriate methodology for determining the fair value of fractional shares to be cashed out in the reverse split.

              The Ad-Hoc Committee then reviewed the various possible ratios for the stock split presented by management. After discussing the pros and cons of various ratios, a consensus emerged that a ratio of 1-for-300 would be adequate to accomplish the Company's goal of reducing the Company's record holders to less than 300, with a sufficient cushion. As defined for purposes of Section 12(g) of the Exchange Act, the term "record holders" includes both the number of holders of record set forth on the stock register maintained for the Company by the Transfer Agent—other than Cede & Co., as nominee of The Depository Trust Company ("DTC")—as well as each DTC Participant that holds a position in the Common Stock directly through DTC. As of September 7, 2016, there were only 67 record holders of more than 300 shares of Common Stock on the Company's stock register, and as of April 18, 2016, the record date for the Company's 2016 annual meeting of stockholders, there were only 54 institutions listed as holders of more than 300 shares of Common Stock on the DTC security position listing.

              Then the Ad-Hoc Committee discussed the methodology for determining the price for the fractional shares. After discussing with legal counsel regarding the concept of fair value and the requirements of Delaware law, the Ad-Hoc Committee determined to focus on the historical trading price and to use an average stock price over a given period.

              Mr. Leaf again advised the Ad-Hoc Committee that given the uncertainty around the Company's situation and how that has significantly affected the stock price, it would make sense for the Ad-Hoc Committee to refer to a time when there was sufficient liquidity and interest in the stock instead of using the average stock price over a more recent period.

              After extensive discussion, the Ad-Hoc Committee determined to use the average trading price over the 10-day period through May 25, 2016, which was the date the Company filed its Form 8-K disclosing that the Company had received a deficiency notice from Nasdaq. In using that date for calculating average trading price, the Ad-Hoc Committee members were of the view that, given the significant drop in stock price after Nasdaq's determination to delist the Common Stock, it was fair to all the Company's unaffiliated stockholders for the Company to provide a premium to current market price in valuing the fractional interests to be cashed out in the Reverse Split.

              The Ad-Hoc Committee determined that $2.49 was fair given that it was (i) a 77% premium to the closing price of the Common Stock on OTCPink on September 8, 2016, the day before the Ad-Hoc Committee's final meeting; (ii) a 71% premium to the average closing price over the 10-day period following the delisting notice on August 29, 2016, (iii) a 32% premium to the average closing price over the 10-day period following issuance of the Company's second quarter results, and (iv) a 34% premium to the average closing price over the 10-day period ending August 30, 2016, the last day of trading on Nasdaq. Mr. Leaf noted that the Board could set a floor for its determination of fair value, but that the Company would have to pay the market price on the record date for the stock split if the price of the Common Stock rose between now and then. The Ad-Hoc Committee then voted unanimously to recommend to the Board to approve a reverse stock split at a ratio of 1-for-300, and to pay the greater of (A) $2.49 and (B) the average closing market price over the 10-day period ending on the record date per pre-split share to the stockholders who would be cashed-out in the reverse stock split.

              On September 14, 2016, a meeting of the full Board was then held, at which legal counsel was again present. The Ad-Hoc Committee updated the Board on its exploration of various deregistration transactions and other alternatives. The Ad-Hoc Committee indicated that after investigating alternatives, it considered a reverse stock split immediately followed by a forward stock split to be the most cost-effective alternative that would permit the Company to deregister the Common Stock with the SEC and, as such, to be in the best interests of the Company in order to pursue a deregistration transaction.

              Mr. Hildebrand and Mr. Procell, both members of the Ad-Hoc Committee, along with Mr. Torkelson and Mr. Leaf, referring to Board materials prepared by management and circulated to the Board before the meeting, discussed at length the work of the Ad-Hoc Committee and the various matters considered by the Ad-Hoc Committee in evaluating the options available to the Company in light of Nasdaq's determination to delist the Company's shares. The choices of the Company were (i) doing nothing and allowing the Common Stock to continue to be quoted over-the-counter on the pink sheets (OTCPink), (ii) possibly taking steps to upgrade to one of the higher tiers of the OTC markets (such as OTCQB), (iii) possibly engaging in a sale of the Company or other transaction to go fully private or (iv) taking other steps to terminate the registration of the Common Stock under the Exchange Act in order to reduce the significant reporting and compliance costs of being a reporting company. As communicated to the Board, the Ad-Hoc Committee had unanimously voted to recommend to the Board to approve a 1-for-300 reverse split followed immediately by a 300-for-1 forward stock split of the Common Stock, and to cash out stockholders who own less than 1.0 full share as a result of the reverse stock split. This transaction would be followed by the Company filing with the SEC to terminate registration of the Common Stock under the Exchange Act and to suspend the Company's SEC reporting, compliance and filing requirements under the Exchange Act. A lengthy Q&A session followed, with other Board members asking for clarifications with respect to the advantages and disadvantages of a "going dark" transaction, the various alternative transactions that the Ad-Hoc Committee considered and why a reverse stock split followed by a forward stock split emerged as the Ad-Hoc Committee's best choice for reducing the number of record holders of the Company so that the Company can deregister the Common Stock.

              The discussion centered on:

  1.
  Advantages and disadvantages of deregistering the Common Stock and terminating the Company's status as a reporting company;

  2.
  An overview of the analysis of the Ad-Hoc Committee and management with respect to direct and indirect cost savings that could be realized by the Company going dark;

  3.
  Transaction costs associated with effecting a reverse stock split followed by a forward stock split and subsequent deregistration of the Common Stock;

  4.
  Factors considered by the Ad-Hoc Committee in recommending the fair price for cashing out fractional shares resulting from the reverse stock split;

  5.
  Effect that various reverse stock split ratios would have on the number of record holders; and

  6.
  Timetable for the proposed transactions.

              Most of the discussion revolved around the pros and cons of remaining a reporting company under Section 12(g) of the Exchange Act notwithstanding Nasdaq's delisting of the Common Stock, including the potential savings that the Company could realize by reducing the reporting and compliance burdens of being a reporting company and the degree to which the Company and its stockholders experienced the potential benefits of being a reporting company.

              A discussion followed around the assumptions made in reaching the estimated savings of between $825,000 and $1,000,000.

              There was further discussion with respect to the effect of the reverse stock split, the advantages of following the reverse stock split with a forward stock split, and the various possible outcomes of different stock split ratios and how they would affect the stockholder base. Mr. Leaf added to the discussion with another overview of the Board's fiduciary duties and applicable standards of review. In response to a question, Mr. Leaf noted that none of the Board members and large stockholders appeared to have a material financial interest in the transaction, apart from their interests as continuing stockholders, and that the Board was not controlled or dominated by a majority stockholder and that accordingly the business judgment rule should apply for the Board's deliberations. Mr. Leaf further noted that the Ad-Hoc Committee and the Board had met on several occasions, and reviewed the materials prepared by management and taken the time necessary to deliberate carefully.

              In the course of the discussion, Mr. Leaf pointed out that although the Ad-Hoc Committee was recommending that the Board go with a 1:300 ratio for the reverse stock split, followed by a 300:1 ratio for the forward split, the Board could instead present the stockholders with a menu of choices, with the Board retaining the authority to ultimately determine which ratio was in the best interest of the Company at the time of effecting the stock split following the vote of the stockholders. Further discussion followed with respect to each ratio. Various Board members expressed a preference for going with three alternatives that had emerged as reasonably suitable to accomplish the Company's goal of reducing the number of record holders to less than 300, without incurring extra expenses by cashing out more stockholders than is reasonably necessary. At the end of the discussion, a motion was made to approve three alternative transactions: (a) a 1-for-300 reverse stock split followed immediately by a 300-for-1 forward stock split of the Common Stock; (b) 1-for-500 reverse stock split followed immediately by a 500-for-1 forward stock split of the Common Stock; and (c) 1-for-1000 reverse stock split followed immediately by a 1000-for-1 forward stock split of the Common Stock. It was decided that, while a forward stock split was not necessary for the Company to reduce the number of holders of record of the Common Stock and to deregister the Common Stock under the Exchange Act, it was in the best interests of the Company's stockholders to effect a forward stock split at a ratio reciprocal to the ratio of the reverse stock split to avoid the administrative burden of having fractional interests outstanding, to facilitate subsequent transfers by continuing stockholders (who would otherwise have to transfer fractional shares to transfer their full position), and to permit outstanding convertible and exercisable securities, such as stock options, to be unaffected by the transaction.

              Thereafter, following discussion, the Board unanimously approved and recommended for stockholder approval the Reverse/Forward Split and determined that the transaction is procedurally fair and substantively fair to the Company's unaffiliated stockholders. Based upon the factors outlined elsewhere in this proxy statement, the Board further determined that the transaction is both substantively and procedurally fair to the Company's unaffiliated stockholders who remain stockholders following the completion of the transaction and to the Company's unaffiliated stockholders who do not remain stockholders following the completion of the transaction. It was decided that the Reverse/Forward Split be submitted to a special meeting of stockholders, tentatively scheduled for November 10, 2016, subject to the SEC's review of the Company's preliminary proxy statement. Mr. Leaf noted that, under SEC rules, the stockholders should have an opportunity to vote separately on each of the three alternative ratios for Reverse Split. The Board then instructed management to coordinate with legal counsel and other Company advisors and service providers to prepare the necessary documentation, including the filings required by the SEC proxy solicitation rules and other actions necessary to give effect to the Board's decision.

              For further discussion of the fairness of the Reverse/Forward Stock Split, see "Special Factors – Fairness of the Reverse/Forward Stock Split" in this proxy statement.

Fairness of the Reverse/Forward Stock Split

              Based on its review, the Ad-Hoc Committee unanimously determined that the Reverse/Forward Stock Split is procedurally and substantively fair to, and in the best interests of, the Company's unaffiliated stockholders, including the unaffiliated stockholders who will receive cash consideration in the Reverse/Forward Stock Split and unaffiliated stockholders who will continue as the Company's stockholders. After consideration of all aspects of the Reverse/Forward Stock Split, as described below, all six members of the Board also approved the Reverse/Forward Stock Split and determined that it is fair to all of the Company's unaffiliated stockholders. Except for such approval, the Company is not aware that any of its affiliates has made a recommendation, in their individual capacities, either in support of or opposition to the Reverse/Forward Stock Split.

              Substantive Fairness.    The Ad-Hoc Committee and the Board considered, among other things, the factors listed below, as well as the alternatives to the Reverse/Forward Stock Split as noted below in "Special Factors – Alternatives Considered" in reaching its conclusion as to the substantive fairness of the Reverse/Forward Stock Split to the Company's unaffiliated stockholders. Neither the Ad-Hoc Committee nor the Board assigned specific weight to any factors it considered, nor did they apply them in a formulaic fashion, although both the Ad-Hoc Committee and the Board particularly noted the opportunity in the Reverse/Forward Stock Split for stockholders to, in effect, sell their holdings at a premium, as well as the significant cost and time savings to the Company resulting from the Reverse/Forward Stock Split which will benefit the Company's continuing stockholders. The discussion below is not meant to be exhaustive, but the Company believes it includes all material factors considered by the Ad-Hoc Committee and the Board in reaching their determinations.

              Opportunity to Liquidate Shares of Common Stock.    The Ad-Hoc Committee and the Board considered the opportunity the Reverse/Forward Stock Split presents for stockholders owning fewer than the Minimum Number of shares to liquidate their holdings at a premium over the closing price per share of the Common Stock at the time of the approval of the Reverse/Forward Stock Split, without incurring brokerage costs.

              Equal Treatment of Affiliated and Unaffiliated Holders of Common Stock.    The Reverse/Forward Stock Split will not affect holders of the Company's Common Stock differently on the basis of affiliate status. The sole determining factor in whether a stockholder will be a cashed-out holder or continuing holder of the Common Stock as a result of the Reverse/Forward Stock Split is the number of shares of the Common Stock held by the stockholder immediately prior to the Reverse/Forward Stock Split.

              Potential Ability to Control Decision to Remain a Holder of or Liquidate Common Shares.    Current holders of fewer than the Minimum Number of shares can remain stockholders of the Company by acquiring additional shares so that they own at least the Minimum Number of shares immediately before the Reverse/Forward Stock Split. Conversely, stockholders that own the Minimum Number or more shares and desire to liquidate their shares in connection with the Reverse/Forward Stock Split (at the price offered by the Company) can reduce their holdings to less than the Minimum Number of shares by selling shares prior to the Reverse/Forward Stock Split. However, as the cash payment the Company intends to pay for fractional interests is a significant premium over the quoted price of the Common Stock in the over-the-counter market, asked prices may be elevated between the date of this proxy statement and the effective date of the Reverse/Forward Split.

              Limited Liquidity for the Company's Common Stock.    The Ad-Hoc Committee and the Board noted that the trading volume in the Common Stock has been, and continues to be, relatively limited and believes that terminating the Company's status as a reporting company would not significantly further limit the trading volume of the Common Stock beyond, for example, the delisting from Nasdaq. The average daily trading volume of the stock for the 30-day, 60-day, 90-day and 120-day period ended August 30, 2016, was approximately 25,300, 15,300, 11,000, and 8,700 shares per day, respectively. Accordingly, the Reverse/Forward Stock Split provides a large number of the Company's record holders with the opportunity to obtain cash for their shares in a relatively limited trading market and at a premium over the recent trading price range of the Common Stock.

              Current and Historical Prices.    The Ad-Hoc Committee and the Board considered both the historical market prices and recent trading activity and current market prices of the Common Stock. During the 30-day, 60-day, 90-day and 120-day period ended August 30, 2016, the Company's average share price was $2.00, $2.14, $2.17, and $2.26, respectively. The $2.49 cash out price represents an approximately 25% premium over the average share price for the 30-day period ended August 30, 2016, an approximately 16% premium over the average share price for the 60-day period ended August 30, 2016, an approximately 15% premium over the average share price for the 90-day period ended August 30, 2016, an approximately 10% premium over the average share price for the 120-day period ended August 30, 2016, and an approximately 83% premium over the $1.36 closing sales price of Common Stock on September 13, 2016 (the day immediately prior to the Board's decision to approve a reverse/forward stock split transaction).

              Price Range of Common Stock; Dividends; Trading Volume.    Until August 30, 2016, the Common Stock was traded on The Nasdaq Capital Market under the symbol "LIME". Prices shown below reflect the quarterly high and low sales prices for the Common Stock on Nasdaq during the past two years.

	HIGH	LOW
2014

First Quarter	$3.92	$2.86
Second Quarter	$3.92	$2.49
Third Quarter	$7.29	$2.04
Fourth Quarter	$3.49	$2.14
2015

First Quarter	$4.38	$2.39
Second Quarter	$3.75	$2.64
Third Quarter	$3.85	$2.62
Fourth Quarter	$3.48	$2.82
2016

First Quarter	$3.44	$2.51
Second Quarter	$3.04	$1.88
Third Quarter (through August 30, 2016)	$2.53	$1.35

              Since August 30, 2016, the Common Stock has been quoted over-the-counter on OTCPink under the symbol "LIME". The highest quote before October 7, 2016 was $2.10 and the lowest quote was $1.30. These quotations do not include any mark-up, mark-down, commission or other transaction cost and may not necessarily represent actual transactions.

              The Board has not declared, and the Company has not paid, any dividends with respect to the Common Stock in the past two years. The Company does not anticipate paying any cash dividends in the foreseeable future.

              Disadvantages of the Reverse/Forward Stock Split.    The Ad-Hoc Committee and the Board also considered the disadvantages of the Reverse/Forward Stock Split, including:

              No Participation in Future Growth by Cashed-Out Stockholders.    After the Reverse/Forward Stock Split, Cashed-Out Stockholders will no longer have any ownership interest in the Company and will no longer participate in the Company's future earnings and growth.

              Reduction in Information About the Company.    After completion of the Reverse/Forward Stock Split, the Company will cease to file annual, quarterly, current, and other reports and documents with the SEC. While the Company intends to continue to prepare audited annual financial statements, the Company will not be under any obligation to make such information available to stockholders. Any reports the Company may choose to provide would not be in the format currently required under Exchange Act rules and, as a result, continuing stockholders will have access to less information about the Company and the Company's business, operations, and financial performance, and such information may not always be comparable with the Company's prior reported financial information or the financial information of other reporting companies.

              Limited Liquidity.    After the Reverse/Forward Stock Split, the Common Stock is expected to continue to trade in the over-the-counter market, but there can be no assurance that an active market develops or can be sustained. Information regarding the share price and trading volume of the

Common Stock in the over-the-counter market may be reported by market makers on a reporting service of OTC Markets Group Inc. or another third-party bulletin board or reporting service, but there can be no assurance that any such information reflects current bid and asked prices available to investors. OTC Markets is not a stock exchange or a regulated entity. Price quotations are provided by over-the-counter market makers. Any trading opportunities in the over-the-counter market will be dependent upon whether any broker-dealers make a market for the Common Stock. The Company cannot guarantee or anticipate whether the Common Stock will continue to be quoted on OTCPink. In addition, because of the possible limited liquidity for the Common Stock, the suspension of the Company's obligation to publicly disclose financial and other information required under the Exchange Act and the Sarbanes-Oxley Act, and the deregistration of the Common Stock under the Exchange Act, continuing stockholders may potentially experience a decrease in the value of their shares of Common Stock, which may be significant.

              Limited Oversight.    After completion of the Reverse/Forward Stock Split, the Company will no longer be subject to the provisions of the Sarbanes-Oxley Act and certain of the liability provisions of the Exchange Act, although the Company will still be subject to the antifraud provisions of the Exchange Act and any applicable state securities laws.

              Reporting Obligations of Certain Insiders.    The Company's executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in the Common Stock with the SEC. In addition, the Company's executive officers, directors and 10% stockholders will no longer be subject to the recovery of short-swing profits provision of the Exchange Act, and persons acquiring 5% of the Common Stock will no longer be required to report their beneficial ownership under the Exchange Act.

              Reduced Cash on Hand.    The Company estimates that the cost of payment to Cashed-Out Stockholders, professional fees, transfer agent costs and other expenses of the Reverse/Forward Stock Split will total approximately $185,000 to $350,000. As a result, immediately after the Reverse/Forward Stock Split, the Company's cash balances on hand will be reduced by the costs incurred in the transaction.

              Filing Requirements Reinstituted.    The filing of the Form 15 will result in the suspension and not the termination of the Company's filing obligations under the Exchange Act. This suspension will remain in effect so long as the Company has fewer than 300 stockholders of record. Thus, even after deregistration of the Common Stock becomes effective, if on the first day of any fiscal year the Company has more than 300 stockholders, then the Company must resume reporting pursuant to Section 15(d) of the Exchange Act.

              No Appraisal Rights.    Under Delaware law and the Company's Certificate of Incorporation and bylaws, no appraisal or dissenters' rights are available to stockholders who dissent from the Reverse/Forward Stock Split.

              Reduced Management Incentive.    The lack of liquidity provided by a ready market may result in fewer opportunities to utilize equity-based incentive compensation tools to recruit and retain top executive talent. Stock options and other equity-based incentives are typically less attractive if they cannot be turned into cash quickly and easily once earned. Stock options and other equity-based incentives have been a significant part of the Company's executive compensation packages in the past and the relative illiquidity of the Common Stock will likely make equity-based incentives less attractive to the Company's executives.

              Less Attractive Acquisition Currency.    Stock that is registered with the SEC and actively traded on an exchange or automated quotation system is generally a more attractive acquisition currency than unregistered stock, since the acquirer of the publicly traded security has access to important information about the publicly traded company, can access the market to sell the stock, and can easily determine the market value of the stock (i.e., the price to be received upon sale). This may not be a significant disadvantage, however, because (i) the relative illiquidity of the Common Stock has historically made such shares less attractive for larger investors, and (ii) the Company has not significantly utilized the Common Stock as currency in acquisitions and, given the Company's diminished market capitalization, does not plan on utilizing the Common Stock in this manner in the future.

              Reduced Capital Raising Opportunities.    One of the primary reasons many companies "go public" is to be able to more easily and efficiently access the public capital markets to raise cash. Similar opportunities are generally less available (without significant expense) to companies that do not have a class of securities registered with the SEC. Once the Company's Common Stock is no longer registered with the SEC, the Company might find it more costly and time consuming to raise equity capital. However, in evaluating this potential disadvantage, the Ad-Hoc Committee and the Board noted that the Company has not generally relied on the public markets for capital raising transactions.

              Procedural Fairness.    The Company did not engage an unaffiliated representative to act solely on behalf of the Company's unaffiliated stockholders for the purpose of negotiating the terms of the Reverse/Forward Stock Split or preparing a report covering the fairness of the Reverse/Forward Stock Split. Retaining an unaffiliated representative would be an added expense of the transaction. Instead, the Board established the Ad-Hoc Committee to consider and evaluate the options available to the Company following Nasdaq's determination to delist the Common Stock from The Nasdaq Capital Market, the advisability of de-registering the Common Stock with the SEC, the advisability of a reverse stock split to facilitate "going dark", the various alternatives to effecting such a transaction, the related advantages and disadvantages to the Company and the Company's unaffiliated stockholders of each of those alternatives, the fairness of the cash payment to the Company's cashed-out stockholders and how it would affect unaffiliated stockholders that would be or desire to be continuing stockholders, and to make a recommendation to the full Board concerning the advisability of the transaction and proposed terms thereof. The Board believes that the process the Ad-Hoc Committee and the Board engaged in was sufficient to protect the interests of unaffiliated stockholders. In addition, the Ad-Hoc Committee took note of the fact that the interests of unaffiliated stockholders inherently varied depending upon whether any particular unaffiliated stockholder held the Minimum Number of shares, held more, or held fewer. Although there was no third party that acted independently on behalf of the unaffiliated stockholders, the members of the Ad-Hoc Committee reviewed the proposed transaction and made a recommendation that they believed to be fair to all stockholders, including unaffiliated stockholders.

              In reaching its conclusion that it was not necessary or desirable to engage an unaffiliated representative to act solely on behalf of the Company's unaffiliated stockholders in connection with the Reverse/Forward Stock Split, the Ad-Hoc Committee and the Board took note of the fact that this proxy statement, along with the Company's other filings with the SEC, would provide a great deal of information for unaffiliated stockholders to make an informed decision as to the Reverse/Forward Stock Split, and that no special provision for the review of the Company's files was considered necessary. The Ad-Hoc Committee and the Board noted that, subject to certain conditions, Delaware law already provides stockholders with the right to review the Company's books and records.

              The Ad-Hoc Committee and the Board determined not to condition the approval of the Reverse/Forward Stock Split on approval by a majority of unaffiliated stockholders. In making such determination, the Ad-Hoc Committee and the Board considered the following factors: first, that the

Company does not have a controlling stockholder and no stockholder dominates the Company or its Board; second, that affiliated and unaffiliated stockholders will be treated equally in the Reverse/Forward Stock Split; and third, that the Reverse/Forward Stock Split will not significantly increase the percentage interest of any stockholder in the Common Stock on either an economic or voting basis. Finally, subject to finding willing buyers or sellers, stockholders can increase, divide, or otherwise adjust their existing holdings at any time prior to the effective date of the Reverse/Forward Stock Split, so as to retain some or all of their shares of Common Stock or to receive cash for some or all of their shares, as they desire.

              Each of the Company's executive officers and directors is a holder of Common Stock and will continue to hold Common Stock after the transaction. In determining not to condition the Reverse/Forward Stock Split on the affirmative vote of a majority of the Company's unaffiliated stockholders, the Board and the Ad Hoc Committee noted that such executive officers and directors, as continuing stockholders after the transaction, will be subject to the same consequences of the transaction as the Company's unaffiliated continuing stockholders, including the possible limited liquidity for the Common Stock and potentially experiencing a significant decrease in the value of their holdings.

              Recommendation of the Ad-Hoc Committee.    Based on the foregoing analyses, including a consideration of the advantages and disadvantages of the Reverse/Forward Stock Split, the Ad-Hoc Committee unanimously determined that the Reverse/Forward Stock Split is procedurally and substantively fair to, and in the best interests of, the Company and its unaffiliated stockholders. As a result, the Ad-Hoc Committee unanimously recommended the Reverse/Forward Stock Split to the full Board.

              Recommendation of the Board.    At a meeting held on September 14, 2016, based on the foregoing analyses, including a consideration of the advantages and disadvantages of the Reverse/Forward Stock Split, the Board, which is comprised of our Chief Executive Officer and five non-employee directors, unanimously determined that the transaction is procedurally and substantively fair to, and in the best interests of, the Company and its unaffiliated stockholders, unanimously approved the Reverse/Forward Stock Split and recommended that stockholders vote "FOR" the proposals discussed in this proxy statement.

Alternatives Considered

              As stated above in "Special Factors – Background of the Reverse/Forward Stock Split; Deliberations of the Board and the Ad-Hoc Committee," the Ad-Hoc Committee and the Board considered other alternatives, but ultimately rejected each of these alternatives and determined that the Reverse/Forward Stock Split was preferable to the other alternatives. When considering the various alternatives to the Reverse/Forward Stock Split, the primary focus was making sure that the selected alternative would result in the greatest cost savings.

              Remaining an SEC Reporting Company.    The Company has the ability to remain an SEC reporting company. If the Company remains an SEC reporting company, it would have the option to seek quotation on one of the higher service tiers operated by OTC Markets Group Inc., such as OTCQX or OTCQB. Such alternative could result in greater visibility for the Company and potentially greater transparency and/or liquidity for the Common Stock. However, the Company would continue to incur the significant expenses of being a reporting company, and the Ad-Hoc Committee and the Board determined that, notwithstanding any incremental increase in visibility and transparency, the Company and its stockholders were not likely to enjoy many of the benefits traditionally associated with SEC reporting company status including, but not limited to, raising capital in the public markets, stock liquidity and the ability to use the Common Stock as currency for strategic acquisitions.

              Going Fully Private.    A clear consensus developed among the Ad-Hoc Committee members that a purchase, whether by the Company or a third party, of all of the outstanding publicly held stock – or other transactions to go fully private – was not a viable option as the Company did not have the funds available to purchase all the publicly-traded shares outstanding and the limitation on the Company's NOLs resulting from a Code Section 382 ownership change would deprive the Company and its stockholders of a substantial benefit.

    Tender Offer or Individual Purchases.

              As an alternative to the Reverse/Forward Stock Split, the Ad-Hoc Committee considered the possibility of an odd-lot or other partial tender offer for the Common Stock, or individual purchases of Common Stock. Although such alternatives would permit each holder of Common Stock to make an individual election whether or not to sell or tender shares at the price offered, the Ad-Hoc Committee did not believe that such alternatives were practicable, given the large number of stockholders with very small holdings, including 461 record holders with only a single share of Common Stock. Upon deliberation, the committee believed that it would be time consuming, expensive, and potentially not feasible to reach holders with such a small financial interest in the Common Stock.

              For the reasons discussed above, the Board unanimously agreed that "going dark" was more advantageous to the Company than remaining a reporting company, and that the Reverse/Forward Stock Split was the most expeditious and economical way of reducing the number of record holders below 300.

Effects of the Reverse/Forward Stock Split

              Generally.    At the Special Meeting, stockholders will be asked to consider and vote upon proposals to amend the Company's Certificate of Incorporation to effect the Reverse Stock Split and the Forward Stock Split. Copies of the proposed amendments to the Company's Certificate of Incorporation for the Reverse Stock Split and the Forward Stock Split are attached as Annex A-1 and A-2, respectively.

              If approved by the stockholders and implemented by the Board, the Reverse/Forward Stock Split will become effective on such date as may be determined by the Board.

              Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not implement either the Reverse Stock Split or the Forward Stock Split unless both are approved by the Company's stockholders.

              If the Reverse/Forward Stock Split is completed, the following will occur:

  •
  Each stockholder owning of record fewer than the Minimum Number of shares of Common Stock immediately prior to the effective time of the Reverse Stock Split will receive at least $2.49 in cash (subject to any applicable U.S. federal, state and local withholding tax), without interest, for each pre-split share held by such stockholder.

  •
  Each share of Common Stock held by a stockholder of record owning at least Minimum Number of shares immediately prior to the effective time of the Reverse Stock Split will continue to represent one share of Common Stock after completion of the Reverse/Forward Stock Split.

  •
  The Company expects to have fewer than 300 record holders of Common Stock following the Reverse/Forward Stock Split and, therefore, to be eligible to terminate registration of the Common Stock with the SEC, which would suspend the Company's obligation to continue filing annual and periodic reports and other filings required under the federal securities laws that are applicable to public companies and eliminate most of the expenses related to the disclosure, reporting and compliance requirements of the Sarbanes-Oxley Act.

  •
  Upon the filing of the appropriate form to terminate registration of the Common Stock under Section 12(g) of the Exchange Act, the Company will no longer file annual reports on Form 10-K, quarterly reports on Form 10-Q, or current reports on Form 8-K. The Company currently expects that it will continue to prepare financial statements in accordance with generally accepted accounting principles applicable to the Company, and that such financial statements will be audited annually by certified public accountants and may be made available to the Company's stockholders on an Internet web page. However, the Company would not have an obligation under the Exchange Act to publish such financial statements and may cease doing so without prior notice.

  •
  The Board anticipates that the Common Stock will continue to trade over-the-counter and be quoted on OTCPink; however, liquidity and transparency is likely to be limited due to the fact that the Company will no longer file the reports required by the Exchange Act.

              Effects on the Company.    Upon completion of the Reverse/Forward Stock Split, it is anticipated that the Company will have fewer than 300 stockholders and will therefore be eligible to terminate the registration of the Common Stock with the SEC. In determining whether the number of the Company's stockholders of record falls below 300 as a result of the Reverse/Forward Stock Split, the Company will count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether an issuer is subject to the registration provisions of the Exchange Act, securities are considered to be "held of record" by each person who is identified as the owner of such securities on the records of security holders maintained by or on behalf of the issuer. Investors that hold their shares in "street name" through a brokerage or other account are not considered to be record holders. Rather, these shares are registered in the name of Cede & Co., as nominee for The Depositary Trust Company ("DTC"), which holds such shares as a depository for banks, brokerage firms, and other institutions. SEC rules provide that each bank, brokerage firm, or other institution that clears through a depository is considered a separate record holder for purposes of Rule 12g5-1. The number of such institutional accounts that hold shares of Common Stock through Cede & Co. are set forth on a securities position listing prepared by DTC. Based on information available to the Company as of September 7, 2016, the Company expects that as a result of the Reverse/Forward Stock Split the number of the Company's stockholders of record would be reduced to approximately 121, 102, or 82, depending on which of the split ratio alternatives the stockholders approve and the Board implements.

              The registration of the Common Stock may be terminated by filing with the SEC a Form 15 certifying that the Company has less than 300 stockholders of record. The Company's obligation to file Exchange Act periodic and current reports will be suspended immediately upon the filing of the Form 15 with the SEC. After the 90-day waiting period following the filing of the Form 15:

  •
  the Company's obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act also will be suspended;

  •
  the Company's executive officers, directors and 10% stockholders no longer will be required to file reports relating to their transactions in the Common Stock with the SEC and no longer will be subject to the recovery of short-swing profits provisions of the Exchange Act; and

  •
  persons acquiring more than 5% of the Common Stock no longer will be required to report their beneficial ownership under the Exchange Act.

              However, following the filing of the Form 15 with the SEC, if on the first day of any fiscal year the Company has more than 300 stockholders of record the Company once again will become subject to the reporting requirements of the Exchange Act. The Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.

              The Company anticipates that following the Reverse/Forward Stock Split the Company will continue to operate our business substantially as currently conducted and/or currently proposed to be conducted, subject to such changes in the Company's business as may from time to time be approved by or under the management of the Board. It is anticipated that the same officers and directors will continue in their roles as officers and directors until their successors are elected or appointed and shall qualify in accordance with the bylaws of the Company, and the Company does not currently anticipate any significant corporate events in the near future.

              The Reverse/Forward Stock Split is estimated to result in the retirement of approximately 11,600 to 32,700 shares, depending upon which split ratio is implemented, assuming payment of $2.49 per share. Including expenses for the Reverse/Forward Stock Split, the Company estimates that the total cost of the Reverse/Forward Stock Split to the Company, including fees and expenses for the various legal and financial advisers, will be approximately $185,000 to $350,000. The Company's cash balance will be reduced accordingly. The consideration to be paid to Cashed-Out Stockholders and the other costs of the Reverse/Forward Stock Split will be paid from cash on hand. See "Special Factors – Costs Associated with the Reverse/Forward Stock Split; Sources of Funds" in this proxy statement.

              Effects on the Cashed-Out Stockholders.    Stockholders holding fewer than the Minimum Number of shares of Common Stock immediately prior to the effective time of the Reverse/Forward Stock Split will cease to be stockholders of the Company. They will lose all rights associated with being a stockholder of the Company, such as the rights to attend and vote at stockholder meetings and receive dividends and distributions, if any. These stockholders will receive a cash payment of at least $2.49 (subject to any applicable U.S. federal, state and local withholding tax), without interest, for each share of Common Stock owned immediately prior to the Reverse Stock Split. Such stockholders will be liable for any applicable taxes, but will not be required to pay brokerage fees or service charges. Promptly after the effective time of the Reverse/Forward Stock Split, the Company will send a transmittal letter explaining to such stockholders how they can surrender their share certificates in exchange for cash payment. The length of time between the effective time of the Reverse/Forward Stock Split and the date on which Cashed-Out Stockholders will receive their cash will depend, in part, on the amount of time taken by each Cashed-Out Stockholder to return his or her stock certificates with a properly completed letter of transmittal. No cash payment will be made to any Cashed-Out Stockholder until he or she has surrendered his or her outstanding certificate(s), together with the letter of transmittal, in accordance with the terms of the letter of transmittal. Following the surrender of share certificates in accordance with the terms of the letter of transmittal, Cashed-Out Stockholders should receive their cash payments promptly. No interest will be paid on the cash payment at any time.

              If a stockholder owns fewer than the Minimum Number of shares of the Common Stock before the Reverse/Forward Stock Split, the only way the stockholder can continue to hold Common Stock after the transaction is to acquire, prior to the effective time of the transaction, sufficient additional shares to cause such stockholder to own at least the Minimum Number of shares at the effective time of the transaction. However, given the historically limited liquidity in the Common Stock, the Company cannot provide any assurance that any shares will be available for purchase and thus there can be no assurance that a stockholder will be able to acquire sufficient shares to meet or exceed the Minimum Number of shares so as to remain a stockholder after the Reverse/Forward Stock Split.

              The number of shares held by a stockholder of record in two or more separate but identical record holder accounts may be combined to determine the number of shares of the Common Stock owned by that holder and, accordingly, whether the holder will be a Cashed-Out Stockholder or a continuing stockholder. Shares held by record holders in joint accounts, such as by a husband and wife, and shares held in similar capacities will be treated separately, and will not be combined with individual accounts in determining whether a holder will be a Cashed-Out Stockholder or a continuing stockholder.

              Shares held though banks and brokerage accounts may be affected differently by the Reverse/Forward Stock Split. If you hold any shares of Common Stock in "street name", please contact the applicable institution for information on how your shares may be affected.

              Cashed-Out Stockholders will have no further opportunity to share in the Company's assets, earnings or profits following the effective time of the Reverse/Forward Stock Split. It will not be possible for Cashed-Out Stockholders to reacquire an equity interest in the Company unless they purchase an interest from a remaining stockholder following the Reverse/Forward Stock Split and there can be no assurance that such shares will be available for purchase following the Reverse/Forward Stock Split.

              Effects on the Unaffiliated Remaining Stockholders.    Stockholders holding more than the Minimum Number of shares of Common Stock immediately prior to the effective time of the Reverse/Forward Stock Split will continue to be stockholders of the Company, will receive no cash in the transaction and, following the Forward Stock Split, will hold the same number of shares as they held prior to the Reverse Stock Split.

              Stockholders who continue as stockholders of the Company after the Reverse/Forward Stock Split are likely to experience reduced liquidity of their shares of Common Stock. The Company anticipates that the Common Stock will continue to trade over-the-counter and that information relating to the trading of the Common Stock will be published on OTCPink, but there can be no assurance of any trading in, or market for, the Common Stock.

              Stockholders who continue as stockholders of the Company after the Reverse/Forward Stock Split will not receive or have access to the same financial and other business information about the Company that they would if the Company continued to make public disclosures pursuant to the Exchange Act. Following the transaction, however, stockholders will continue to have the right, upon written request to the Company, to receive certain information in appropriate circumstances, to the extent provided by the Delaware General Corporation Law including, for example, the right to view and copy the Company's stock ledger, a list of the Company's stockholders and other books and records, provided that the requesting party is a stockholder, makes the request in the form required by statute, and does so for a proper purpose.

              The Board also believes that, following the transaction, the remaining stockholders will benefit from the savings in direct and indirect operating costs to the Company resulting from the Company no longer being required to maintain reporting company status. The direct, out-of-pocket costs resulting from the Company's reporting obligations under the Exchange Act were approximately $2,072,611 in fiscal year 2015 and the Company expects these costs to be a minimum of approximately $1,794,000 in fiscal year 2016 if it does not complete the Reverse/Forward Stock Split. As noted above, the Company ultimately expects to realize these recurring annual costs as savings as a result of the Reverse/Forward Stock Split. The Company's continuing stockholders, including unaffiliated stockholders, will be the beneficiaries of these savings. See "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split" in this Proxy Statement. Remaining stockholders will have the opportunity to participate in the Company's future growth and earnings.

              Effects on the Affiliated Remaining Stockholders.    The Company's affiliates, consisting of directors, executive officers and stockholders who beneficially own 5% or more of the Common Stock (sometimes referred to as "5% stockholders"), will participate in the Reverse/Forward Stock Split to the same extent as non-affiliates.

              Upon the effectiveness of the Reverse/Forward Stock Split, the aggregate number of shares of the Common Stock owned by the Company's directors, executive officers and 5% stockholders will remain the same and the ownership percentage of the shares of the Common Stock held by the Company's directors and executive officers and 5% stockholders will increase by approximately 0.1% from 85.3% to 85.4% as a result of the reduction of the number of shares of the Common Stock outstanding. The increase in the ownership percentage of the shares of Common Stock held by directors, executive officers and 5% stockholders and the reduction in the number of shares outstanding following the completion of the Reverse/Forward Stock Split is based on record holder information received as of September 7, 2016 from the Company's transfer agent, Wells Fargo (the "Transfer Agent") and will be updated prior to filing this proxy statement in definitive form to reflect ownership levels as of the record date of October 14, 2016. The number of shares to be cashed-out in the Reverse/Forward Stock Split may vary from the estimate above, and the percentage of the outstanding Common Stock held by directors, executive officers and 5% stockholders and the ownership percentage of the continuing stockholders after the Reverse/Forward Stock Split will proportionally increase or decrease as a result of purchases, sales and other transfers of Common Stock by the Company's stockholders prior to the effective time of the Reverse/Forward Stock Split.

              Like all other remaining stockholders, these affiliates also are likely to experience reduced liquidity of their shares of Common Stock, but they may not be adversely affected by the reduction in disclosure as other continuing stockholders in light of the access to information regarding the Company afforded by their positions as officers or directors or their rights under existing contracts with the Company, including the Stockholders Agreement (discussed below), which was amended and restated by the Major Stockholders on March 24, 2014. In addition, the Major Stockholders are entitled to demand and/or piggy back registration rights under the Stockholders Agreement.

              The Company's direct, out-of-pocket costs resulting from the Company's reporting obligations under the Exchange Act were approximately $2,072,611 in fiscal year 2015 and the Company expects these costs to be at least $1,794,000 in fiscal year 2016 if it does not complete the Reverse/Forward Stock Split. As noted above, the Company expects to realize recurring annual cost savings in excess of $825,000 to $1,000,000 as a result of the Reverse/Forward Stock Split. The Company's continuing stockholders, including the Company's affiliated stockholders, will be the indirect beneficiaries of these savings through their ownership of the Common Stock. See "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split" in this proxy statement. Continuing stockholders will have the opportunity to participate in the Company's future growth and earnings, if any.

              The Company's executive officers and directors are expected to retain their respective positions with the Company following the transaction. In addition, the Company's directors and executive officers and 5% stockholders may have interests in the Reverse/Forward Stock Split that are different from your interests as a stockholder, and have relationships that may present conflicts of interest, including Bison Capital Partners IV, L.P.'s ownership of debt securities of the Company which may benefit from the cost savings described above. See "Special Factors – Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons" in this proxy statement.

              In addition, certain directors and/or officers of the Company hold options to purchase shares of the Common Stock that will remain outstanding following the Reverse/Forward Stock Split and will not be affected by the Reverse/Forward Stock Split

Conduct of the Company's Business After the Reverse/Forward Stock Split

              Except as described in this proxy statement, the Company does not have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, a sale or transfer of any material amount of assets, a change in management, a material change in the Company's indebtedness or capitalization, or any other material change in corporate structure or business. Except as described in this proxy statement with respect to the use of funds to finance the Reverse/Forward Stock Split and related costs and the Company's plans to deregister the Common Stock under the Exchange Act, the Reverse/Forward Stock Split is not anticipated to have a material effect upon the conduct of the Company's business. The Company intends, however, to continue to evaluate and review its businesses, properties, management and other personnel, corporate structure, capitalization and other aspects of the Company's operations in the same manner as it historically has from time to time, and to make such changes as it considers appropriate. The Company also intends to continue to explore from time to time acquisitions and other business opportunities to expand or strengthen its businesses, as the Company has done in the past. In that regard, the Company may review proposals or may propose the acquisition or disposition of assets or other changes in its business, corporate structure, capitalization, management or other changes that the Company then considers to be in its best interests and in the best interests of its stockholders at such time. There are currently no plans to enter into any proposals or agreements that require stockholder approval. In addition, the Company's executive officers and directors are expected to retain their respective positions following the transaction.

              See also information under the caption "Security Ownership of Certain Beneficial Owners and Management" in this proxy statement.

Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons

              The Company's directors are collectively considered to be "affiliates" of the Company for purposes of the Reverse/Forward Stock Split. They have unanimously voted to approve the Reverse/Forward Stock Split. Similarly, all executive officers of the Company who hold shares of the Common Stock have communicated to the Company that they intend to vote for the Reverse/Forward Stock Split.

              The Company's directors and executive officers and 5% stockholders may have interests in the Reverse/Forward Stock Split that are different from your interests as a stockholder, and have relationships that may present conflicts of interest. While the Board recommends a vote "FOR" the Reverse/Forward Stock Split, to the Company's knowledge, none of the Company's affiliates has made a recommendation, in their individual capacities, either in support of or opposed to the Reverse/Forward Stock Split. The Company's directors and executive officers have indicated that they intend to vote their shares of Common Stock (344,866 shares, or approximately 2.5% of the Company's issued and outstanding shares eligible to vote at the Meeting, which does not include 10,231,939 shares of

Common Stock beneficially owned by certain entities associated or affiliated with such directors and executive officers) "FOR" the Reverse/Forward Stock Split.

              Two members of the Board, Peter S. MacDonald and Andreas Hildebrand, are partners of Bison Capital Asset Management, LLC ("Bison Capital Management"), an affiliate of Bison Capital Partners IV, L.P. ("Bison"). Bison holds 100% of the 10,000 outstanding shares of the Company's Series C Preferred Stock, which are convertible (subject to adjustment in accordance with the terms of the Series C Preferred Stock) into 4,166,666 shares of Common Stock (representing beneficial ownership of 30.1% of the Common Stock on an as-converted basis). Bison also holds the Company's subordinated convertible note due March 24, 2020 in the principal amount of $11.75 million. As a creditor of the Company, Bison may benefit from any reduction in the Company's cash operating costs resulting from the termination of the Common Stock's registration under Exchange Act and the suspension of the Company's reporting and compliance obligations thereunder. As such, Bison's interest in such cost savings may be different from the interest of stockholders that are not also creditors. Accordingly, Mr. MacDonald, Mr. Hildebrand, and Bison may have an actual or potential conflict of interest in the Reverse/Forward Stock Split. Such actual or potential conflict of interest was made known to and affirmatively waived by the other members of the Ad Hoc Committee and the Board.

              Directors, executive officers and any stockholders who own more than 10% of the outstanding Common Stock will experience certain advantages after the Reverse/Forward Stock Split in that they will be relieved of certain SEC reporting requirements and "short-swing profit" trading provisions under Section 16 of the Exchange Act and information regarding their compensation and stock ownership will no longer be publicly available. In addition, by deregistering the Common Stock under the Exchange Act subsequent to the consummation of the Reverse/Forward Stock Split, the Company will no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act, from making personal loans to directors or executive officers, although no such loans currently are contemplated, and the ability to make such loans was not a reason considered by the Board in evaluating the benefits of the Reverse/Forward Stock Split.

              Except for the foregoing, and except as described above under "Special Factors – Effects of the Reverse/Forward Stock Split – Effect on Affiliated Stockholders", none of the Company's affiliates has any interest, direct or indirect, in the Reverse/Forward Stock Split other than interests arising from the ownership of securities where those affiliates receive no extra or special benefit not shared on a pro-rata basis by all other holders of Common Stock. Additionally, there are no agreements with affiliates to purchase Common Stock upon consummation of or subsequent to the Reverse/Forward Stock Split. See "Special Factors – Effects of the Reverse/Forward Stock Split – Effect on Affiliated Stockholders" in this proxy statement.

              In addition, certain executive officers hold options to acquire shares of Common Stock under the Company's 2008 Long-Term Incentive Plan (the "2008 Plan"). The Reverse/Forward Stock Split will not affect these stock options and they will remain outstanding after the Reverse/Forward Stock Split. However, the Company will file post-effective amendments to its Registration Statements on Form S-8 to deregister all of the unsold shares of Common Stock under the 2008 Plan, the 2010 Non-Employee Director Stock Plan, and any of our previous employee stock purchase plans. The following table sets forth information regarding all outstanding equity awards held by the Company's named executive officers at October 7, 2016. Except for Mr. Procell, no director holds any stock options to acquire Common Stock.

			Option Awards				Stock Awards
									Equity incentive plan awards:
										Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
									Number of Unearned Shares, Units or other Rights That Have Not Vested
							Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares of Units That Have Not Vested(5)
			Number of Securities Underlying Unexercised Options
	Grant Date				Option Exercise Price	Option Expiration Date
			Exercisable	Unexercisable(4)
Procell, C. Adam	04/06/09		2,859	—	$25.90	04/06/19			—	—
	01/03/11		3,074	—	$28.28	12/31/20			—	—
	01/03/12		3,894	—	$22.82	12/31/21			—	—
	01/07/14	(1)					8,385	$24,149	—	—
	01/05/15	(2)	22,000	44,000	$2.89	01/05/25			—	—
	09/18/15	(2)	—	162,539	$2.95	09/18/25			—	—
Bruce D. Torkelson	05/02/16	(3)	—	100,000	$2.65	05/02/26			—	—

(1)
On January 7, 2014, Mr. Procell received a grant of 25,157 restricted shares, of which 8,387 vested on December 31, 2014, 8,385 vested on December 31, 2015, and the remaining 8,385 will vest on December 31, 2016.

(2)
On January 5, 2015, Mr. Procell received options to purchase 66,000 shares of Common Stock, with a three-year vesting schedule, of which options to purchase 22,000 shares vested on January 5, 2016 and the remaining options will vest one-half January 5, 2017 and one-half on January 5, 2018. In addition, on September 18, 2015, Mr. Procell received options to purchase 162,539 shares of Common Stock vesting over three years, of which options to purchase 54,180 shares vest on September 25, 2016 and the remaining options will vest one-half on September 25, 2017 and one-half on September 25, 2018.

(3)
On May 2, 2016, Mr. Torkelson was granted options to purchase up to an aggregate of 100,000 shares of Common Stock. Options to purchase 33,334 shares will vest on May 2, 2017 and options to purchase an additional 33,333 shares of Common Stock will vest on each of May 2, 2018 and 2019, subject to immediate vesting on a change of control of the Company or the involuntary termination of employment for reasons other than cause, death or permanent disability.

Material U.S. Federal Income Tax Consequences of the Reverse/Forward Stock Split

              The following is a summary of the material U.S. federal income tax consequences of the Reverse/Forward Stock Split to the Company and its stockholders. This summary is based upon the Code, existing Treasury regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions, any changes to which could affect the tax consequences described herein, possibly on a retroactive basis. This summary only addresses holders who hold their Common Stock as a capital asset. This summary does not apply to a holder that is a member of a special class of holders subject to special rules including, without limitation, financial institutions, regulated investment companies, real estate investment trusts, holders who are dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, holders that received their Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, persons liable for alternative minimum tax, holders who hold their Common Stock as part of a hedge, straddle, conversion, constructive sale or other integrated transaction, or holders whose functional currency is not the U.S. dollar. In addition, this summary does not address the tax consequences of the Reverse/Forward Stock Split arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than federal income taxation, including any U.S. federal estate or gift tax consequences. The discussion below neither binds nor precludes the Internal Revenue Service (the "IRS") from adopting a position contrary to that expressed below, and the Company cannot assure holders that such a contrary position could not be asserted successfully by the IRS and adopted by a court if the position were litigated.

              A "U.S. Holder" is a beneficial owner of Common Stock that, for U.S. federal income tax purposes, is: (1) a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust if (a) the administration of the trust is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) a valid election is in effect under applicable Treasury regulations to be treated as a United States person. A "Non-U.S. Holder" is a beneficial owner of Common Stock other than a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes. If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner with respect to the Reverse/Forward Stock Split generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of the Reverse/Forward Stock Split.

              THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. NO RULING FROM THE IRS OR OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION. ACCORDINGLY, EACH STOCKHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR AS TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTION TO SUCH HOLDER.

Tax Consequences of the Reverse/Forward Stock Split to U.S. Holders

              Stockholders Not Receiving Cash in the Reverse/Forward Stock Split.    A U.S. Holder that does not receive any cash in the Reverse/Forward Stock Split generally should not recognize any gain or loss with respect to the Reverse/Forward Stock Split for U.S. federal income tax purposes, and generally should have the same adjusted tax basis and holding period in its Common Stock as such holder had immediately prior to the Reverse/Forward Stock Split.

              Stockholders Receiving Cash in Exchange for Common Stock in the Reverse/Forward Stock Split.    A U.S. Holder's receipt of cash in exchange for Common Stock in the Reverse/Forward Stock Split generally will be a taxable transaction to such holder for U.S. federal income tax purposes. Under the stock redemption rules of Section 302 of the Code (referred to herein as the "Section 302 tests"), a U.S. Holder's exchange of Common Stock for cash in the Reverse/Forward Stock Split generally should be treated as a "sale or exchange" of such stock if the exchange (1) results in a "complete termination" of such holder's interest in the Company, (2) is "substantially disproportionate" with respect to such holder or (3) is "not essentially equivalent to a dividend" with respect to such holder. Each of the Section 302 tests is described in more detail below.

              In determining whether any of the Section 302 tests is satisfied, a U.S. Holder must take into account both Common Stock actually owned by such holder and any Common Stock considered as owned by such holder by reason of certain constructive ownership rules in the Code. Under these rules, a U.S. Holder generally will be considered to own Common Stock which such holder has the right to acquire pursuant to the exercise of an option or warrant or by conversion or exchange of a security. A U.S. Holder generally will also be considered to own Common Stock that is owned (and, in some cases, constructively owned) by some members of such holder's family and by some entities (such as corporations, partnerships, trusts and estates) in which such holder, a member of such holder's family or a related entity has an interest.

              If any of the Section 302 tests is satisfied with respect to a U.S. Holder, and an exchange of Common Stock for cash is therefore treated as a sale or exchange for U.S. federal income tax purposes, such holder generally should recognize gain or loss equal to the difference between the amount of cash received by such holder and such holder's adjusted tax basis in the Common Stock exchanged in the Reverse/Forward Stock Split. Gain or loss must be calculated separately with respect to each block of shares of Common Stock exchanged in the Reverse/Forward Stock Split. Any gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the relevant shares of Common Stock have been held for more than one year on the date of the Reverse/Forward Stock Split.

              Conversely, if none of the Section 302 tests is satisfied with respect to a U.S. Holder, such holder generally should be treated as having received a distribution from the Company in an amount equal to the cash received by such holder in the Reverse/Forward Stock Split. The Company cannot determine prior to the consummation of the Reverse/Forward Stock Split the extent to which the Company will have sufficient current and accumulated earnings and profits to cause any distribution to be treated as a dividend for U.S. federal income tax purposes. To the extent that the amount of a distribution received by a U.S. Holder with respect to the Reverse/Forward Stock Split exceeds such holder's share of the Company's current and accumulated earnings and profits, the excess generally should be treated as a tax-free return of capital to the extent of such holder's adjusted tax basis in the Common Stock exchanged in the Reverse/Forward Stock Split and any remainder generally should be treated as capital gain from the sale or exchange of the Common Stock. Dividends received by individuals will generally be taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied.

              Section 302 Tests.    A U.S. Holder's exchange of Common Stock for cash in the Reverse/Forward Stock Split must satisfy one of the following tests to be treated as a sale or exchange for U.S. federal income tax purposes:

  •
  Complete Termination.  A U.S. Holder's exchange of Common Stock for cash in the Reverse/Forward Stock Split generally will result in a "complete termination" of such holder's interest in the Company if, in connection with the Reverse/Forward Stock Split, either (i) all of the Common Stock actually and constructively owned by such holder is exchanged for cash, or (ii) all of the Common Stock actually owned by such holder is exchanged for cash, and, with respect to constructively owned shares of Common Stock, such holder is eligible to waive (and effectively waives) constructive ownership of all such Common Stock under procedures described in Section 302(c) of the Code.

  •
  Substantially Disproportionate Redemption.  A U.S. Holder's exchange of Common Stock for cash in the Reverse/Forward Stock Split generally will be "substantially disproportionate" with respect to such holder if, among other things, immediately after the exchange (i.e., treating all fractional interests exchanged for cash in the Reverse/Forward Stock Split as no longer outstanding), (i) such holder's percentage ownership of the Company's voting stock is less than 80% of such holder's percentage ownership of the Company's voting stock immediately before the exchange (i.e., treating all Common Stock exchanged for cash in the Reverse/Forward Stock Split as outstanding), and (ii) such holder owns less than 50% of the total combined voting power of all classes of the Company's stock entitled to vote. For purposes of these percentage ownership tests, a holder will be considered as owning Common Stock owned directly as well as indirectly through application of the constructive ownership rules described above.

  •
  Not Essentially Equivalent to a Dividend.  In order for a U.S. Holder's exchange of fractional interests for cash in the Reverse/Forward Stock Split to qualify as "not essentially equivalent to a dividend," such holder must experience a "meaningful reduction" in its proportionate interest in the Company as a result of the exchange, taking into account the constructive ownership rules described above. Whether a U.S. Holder's exchange of Common Stock pursuant to the Reverse/Forward Stock Split will result in a "meaningful reduction" of such holder's proportionate interest in the Company will depend on such holder's particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder (for example, less than 1%) in a publicly held corporation who exercises no control over corporate affairs may constitute a "meaningful reduction."

              Each stockholder is urged to consult its own tax advisor as to the application of the Section 302 tests to such stockholder under its particular circumstances.

Tax Consequences of the Reverse/Forward Stock Split to Holders Other Than U.S. Holders

              The U.S. federal income tax rules governing Non-U.S. Holders are complex, and the following is only a limited summary of some general rules applicable to certain Non-U.S. Holders with respect to the Reverse/Forward Stock Split. Each Non-U.S. Holder is urged to consult its own tax advisor regarding the U.S. federal, state, local and foreign tax consequences to such holder of the Reverse/Forward Stock Split.

              A Non-U.S. Holder that does not receive any cash in the Reverse/Forward Stock Split generally should not recognize any gain or loss with respect to the Reverse/Forward Stock Split for U.S. federal income tax purposes.

              A payment to a Non-U.S. Holder in the Reverse/Forward Stock Split that is treated as a dividend to such holder for U.S. federal income tax purposes generally will be subject to U.S. federal income tax withholding at a 30% rate. If a Non-U.S. Holder's exchange of Common Stock for cash in the Reverse/Forward Stock Split is treated as a sale or exchange, rather than as a dividend, for U.S. federal income tax purposes, such holder generally should not be subject to U.S. federal income tax on the exchange, unless (1) in the case of a nonresident alien individual, the individual is present in the United States for 183 days or more in the taxable year of the exchanges, and certain other conditions are satisfied, (2) the gain is effectively connected with a U.S. trade or business of such holder, and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by such holder in the United States, or (3) the Common Stock constitutes a "United States real property interest" with respect to such holder by reason of the Company's status as a United States real property holding corporation (a "USRPHC") within the meaning of Section 897 of the Code and the applicable Treasury regulations at any time within the shorter of the five-year period preceding the Reverse/Forward Stock Split and such holder's holding period for the Common Stock (the "measurement period").

              Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the aggregate fair market value of the corporation's worldwide real property interests and its other assets used or held for use in a trade or business. The Company believes that it is not a USRPHC. Each Non-U.S. Holder is urged to consult its own tax advisor regarding the consequences of the Reverse/Forward Stock Split to such holder under the USRPHC rules.

              A Non-U.S. Holder that is a corporation and whose gain is effectively connected with the conduct of a trade or business within the United States may be subject under certain circumstances to a branch profits tax at a 30% rate (or such lower rate as specified by an applicable income tax treaty).

              Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act ("FATCA"), a 30% withholding tax ("FATCA Withholding") may be imposed on certain payments to certain Non-U.S. Holders, including certain foreign financial institutions and investment funds if such persons fail to comply with certain information reporting requirements. Such payments will include U.S.- source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. Payments of dividends that a Non-U.S. Holder may receive in respect of the Reverse/Forward Stock Split could be affected by this withholding if such Non-U.S. Holder is subject to the FATCA information reporting requirements and fail to comply with them or if such Non-U.S. Holder hold Common Stock through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to such Non-U.S. Holder would not otherwise have been subject to FATCA Withholding). However, FATCA Withholding will not apply to payments of gross proceeds from a sale or other disposition of Common Stock before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA Withholding.

U.S. Federal Income Tax Withholding Requirements for All Stockholders

              A transfer agent generally will withhold U.S. federal income taxes equal to 30% of any gross payments made to a Non-U.S. Holder with respect to the Reverse/Forward Stock Split, provided that, if such holder demonstrates to the transfer agent with a properly completed IRS Form W-8BEN or W-8BEN-E, as applicable, that a reduced rate of U.S. federal income tax withholding, or an exemption from such withholding, would otherwise apply pursuant to an applicable income tax treaty, the withholding rate on the payment to such holder will not be less than 10%, unless the applicable income tax treaty specifies a lower withholding rate with respect to distributions from a USRPHC.

              In addition, to prevent backup U.S. federal income tax withholding currently equal to 28% of the gross payments made to a holder in the Reverse/Forward Stock Split, each U.S. Holder who does not otherwise establish an exemption from backup withholding must provide the transfer agent with such holder's correct taxpayer identification number ("TIN") or certify that such holder is awaiting a TIN. Non-U.S. Holders should complete and sign the appropriate IRS Form W-8, a copy of which may be obtained from the transfer agent, in order to avoid backup withholding with respect to payments made to such holders in the Reverse/Forward Stock Split.

              Amounts withheld by the transfer agent in connection with the Reverse/Forward Stock Split generally would be creditable against the relevant holder's U.S. federal income tax liability, and, if in excess thereof, such holder may be able to obtain a refund from the IRS by properly filing a U.S. federal income tax return.

Tax Consequences of the Reverse/Forward Stock Split to the Company

              With respect to the Reverse/Forward Stock Split, the Company generally should not recognize any gain or loss for U.S. federal income tax purposes. Under the Code, an "ownership change" with respect to a corporation can significantly limit the amount of pre-ownership change "NOLs and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income. Very generally, an ownership change occurs if the aggregate stock ownership of holders of at least 5% of a corporation's stock increases by more than 50 percentage points over the preceding 3-year period. The Company has a material amount of NOLs, as determined for U.S. federal income tax purposes. The Company believes the Reverse/Forward Stock Split will not result in an ownership change.

Costs Associated with the Reverse/Forward Stock Split; Sources of Funds

              The following is an estimate of the costs incurred or expected to be incurred by the Company in connection with the Reverse/Forward Stock Split. Final costs of the transaction may be more or less than the estimates shown below. The Company will be responsible for paying these costs.

              Based on the number of record holders as of September 7, 2016 that hold fewer than the Minimum Number of shares of Common Stock, as well as estimates of other Reverse/Forward Stock Split expenses, the Company believes that the total cash requirement of the Reverse/Forward Stock Split to the Company will be:

  •
  approximately $185,000 to $300,000, if the Minimum Number is 300;

  •
  approximately $205,000 to $320,000, if the Minimum Number is 500; and

  •
  approximately $235,000 to $350,000, if the Minimum Number is 1000.

              This amount includes approximately $25,000 to $85,000, dependent upon which split ratio the stockholders approve and the Board implements, needed to cash-out fractional interests (although this amount could be larger or smaller depending on, among other things, the number of fractional interests that will be outstanding at the time of the Reverse/Forward Stock Split). The Company will also incur legal and financial advisory fees, costs of printing and mailing the proxy materials, etc. as follows:

Payment to Cashed-out Stockholders	$25,000 to 85,000

Legal Fees	$125,000 to $200,000
Accounting Fees	$5,000 to $15,000
SEC Filing and Special Meeting Costs	$30,000 to 50,000
TOTAL	$185,000 to $350,000

              The consideration to be paid to Cashed-Out Stockholders and the other costs of the Reverse/Forward Stock Split will be paid from cash on hand. The resulting decrease in working capital is not expected to have a material effect on the Company's capitalization, liquidity, results of operations and cash flow. There are no conditions to the availability of the funds for the Reverse/Forward Stock Split and the Company does not have any alternative financing arrangements or alternative financing plans with respect to the Reverse/Forward Stock Split. No part of the funds required for the Reverse/Forward Stock Split is expected to be borrowed.

Payment for Fractional Interests; Process

              Wells Fargo will act as the Company's agent for purposes of paying for fractional interests in connection with the Reverse/Forward Stock Split.

              No service charge, brokerage commission, or transfer tax will be payable by any Cashed-Out Stockholder in connection with the cash-out of shares in the Reverse/Forward Stock Split.

              If any certificate evidencing shares of Common Stock has been lost or destroyed, the Company may in its sole discretion accept in lieu thereof a duly executed affidavit and indemnity agreement in a form satisfactory to the Company. The holder of any shares of Common Stock evidenced by any certificate that has been lost or destroyed must submit, in addition:

  •
  the letter of transmittal sent by the Company;

  •
  the above-referenced affidavit;

  •
  the above-referenced indemnity agreement; and

  •
  any other document required by the Company, which may include a bond or other security satisfactory to the Company indemnifying the Company and other persons working on the Company's behalf against any losses incurred as a consequence of paying cash in lieu of issuing fractional interests of Common Stock in exchange for the existing shares of Common Stock evidenced or purported to be evidenced by such lost or destroyed certificate.

              Additional instructions with respect to lost or destroyed certificates will be included with the letter of transmittal that the Company will send to stockholders after the effective date of the Reverse/Forward Stock Split. In the event the Company is unable to locate certain stockholders or if a stockholder fails to properly complete, execute, and return the letter of transmittal and accompanying stock certificate(s) to the Transfer Agent, any funds payable to such holders pursuant to the Reverse/Forward Stock Split will be held in escrow until a proper claim is made, subject to applicable unclaimed property and escheat laws.

              Stockholders owning less than the Minimum Number of shares on the effective date immediately prior to the Reverse Stock Split will receive at least $2.49 (subject to any applicable U.S. federal, state and local withholding tax) for each pre-split share of Common Stock, without interest. This amount represents the Board's estimate of the fair value per share of the Common Stock as of September 14, 2016. This estimate was based on, among other factors, the 10-day trailing average closing price of the Common Stock through May 25, 2015, the date on which the Company announced that it had received a notice from Nasdaq that it did not meet the continuing listing standards of The Nasdaq Capital Market. See "Special Factors – Background of the Reverse/Forward Stock Split; Deliberations of the Board and the Ad-Hoc Committee" in this proxy statement. The Board believes that the fair value per share of Common Stock outstanding on the record date for the Reverse/Forward Stock Split will not be greater than $2.49 per "pre-split" share. On the record date for the Reverse/Forward Stock Split, the Board will calculate the average trading price of the Common Stock over the 10 trading days preceding such record date. If such 10-day average trading price is greater than $2.49 per "pre-split" share, the Company shall use such greater amount for determining the amount of cash to be paid in lieu of fractional shares. The Company shall not pay less than $2.49 per "pre-split" share in lieu of the fractional shares less than 1.0 whole share resulting from the Reverse Stock Split.

              Stockholders who own the Minimum Number of shares or more at the effective date of the Reverse Stock Split will not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split. The Forward Stock Split that will immediately follow the Reverse Stock Split will reconvert their whole shares and fractional share interests back into the same number of shares of Common Stock they held immediately before the effective time of the Reverse Stock Split. As a result, the total number of shares held by such a stockholder will not change after completion of the Reverse/Forward Stock Split.

              For purposes of determining ownership of shares of Common Stock on the effective date of the Reverse Stock Split, such shares will be considered held by the person in whose name such shares are registered on the Transfer Agent's records. If you hold your shares in street name with a bank, broker or other third party, please contact your bank, broker or nominee for information on how you may be affected by the Reverse/Forward Stock Split.

              Promptly after the effective date of the Reverse/Forward Stock Split, the Company expects that the Transfer Agent will send to each holder of record of less than the Minimum Number of shares of Common Stock immediately prior to the Reverse Stock Split, instructions for surrendering any certificates held thereby representing shares of Common Stock to be cashed-out as a result of the Reverse Stock Split. Such instructions will include a letter of transmittal to be completed and returned to the Transfer Agent by the holder of such certificates, together with such certificates. In connection with the Forward Stock Split, these shares will be restored to the status of authorized but unissued shares.

              Promptly after the Transfer Agent receives any surrendered certificate from a Cashed-Out Stockholder, together with a duly completed and executed letter of transmittal with respect thereto and such other documents as the Company may require, the Transfer Agent will deliver to the person payment in an amount equal to the greater of $2.49 and the average trading price of the Common Stock over the 10 trading days preceding the record date for the Reverse/Forward Stock Split (subject to any applicable U.S. federal, state and local withholding tax), without interest, for each pre-split share of Common Stock that is represented by the fractional share.

              There will be no differences between the respective rights, such as dividend, voting, liquidation or other rights, preferences or limitations of the Common Stock prior to the Reverse/Forward Stock Split and the Common Stock after the Reverse/Forward Stock Split.

              DO NOT SEND SHARE CERTIFICATES TO US OR THE TRANSFER AGENT UNTIL AFTER YOU HAVE RECEIVED A LETTER OF TRANSMITTAL AND ANY ACCOMPANYING INSTRUCTIONS.

Accounting Treatment

              The Company's per share Common Stock net income or loss and the net book value will be marginally increased in absolute terms because there will be fewer shares of Common Stock outstanding following the Reverse/Forward Stock Split. Any fractional shares that are redeemed by the cashed-out stockholders will result in a decrease in paid-in capital and cash. The Company does not anticipate that any other accounting consequences would arise as a result of the proposed transaction.

No Appraisal or Dissenters' Rights

              Under Delaware law and the Company's Certificate of Incorporation and bylaws, no appraisal or dissenters' rights are available to stockholders of the Company who dissent from the Reverse/Forward Stock Split.

              There may exist other rights or actions under Delaware law or federal and state securities laws for stockholders who can demonstrate that they have been damaged by the Reverse/Forward Stock Split. The nature and extent of such rights or actions are uncertain and may vary depending on facts or circumstances. Generally, stockholder challenges to corporate actions are related to fiduciary responsibilities of corporate directors and officers.

Escheat Laws

              The unclaimed property and escheat laws of each state provide that under circumstances defined in that state's statutes, holders of unclaimed or abandoned property must surrender that property to the state. Cashed-Out Stockholders whose addresses are unknown to the Company, or who do not return their stock certificates and request payment for their fractional interests, generally will have a certain period of years from the effective date of the Reverse/Forward Stock Split in which to claim the cash payment payable to them. For example, with respect to stockholders whose last known addresses are in New York, as shown by the Company's records, the period is three years. Following the expiration of that three-year period, the Unified Disposition of Unclaimed Property Act of New York would likely cause the cash payments to escheat to the State of New York. For stockholders who reside in other states or whose last known addresses, as shown by the Company's records, are in states other than New York, such states may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. Under the laws of such other jurisdictions, the "holding period" or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than three years. If the Company does not have an address for the holder of record of the shares or the address of the record holder is in a foreign country, then unclaimed cash-out payments would be turned over to the State of Delaware, in accordance with its escheat laws.

Stockholder Approval; Vote Required

              A majority of the outstanding shares of Common Stock will constitute a quorum for the purposes of approving the amendments to the Company's Certificate of Incorporation to effect the Reverse/Forward Stock Split. Assuming the presence of a quorum, the (i) affirmative vote of the majority of outstanding shares of Common Stock and Preferred Stock present, in person or by proxy, at the Special Meeting and entitled to vote, voting together as a single class, and (ii) the approval of the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, at the Special Meeting and entitled to vote, voting as a separate class, is required to approve at least one of the Reverse Stock Split proposals (Proposal Nos. 1, 2, and 3) and the Forward Stock Split proposal (Proposal No. 4). Although stockholders will be voting separately on the Reverse Stock Split and the Forward Stock Split, the Company will not implement either the Reverse Stock Split or the Forward Stock Split unless both proposals are approved by stockholders. The Company's directors and executive officers have indicated that they intend to vote their shares of Common Stock (344,866 shares, or approximately 2.5% of issued and outstanding shares eligible to vote at the Meeting) "FOR" the Reverse/Forward Stock Split. At this time, the Company believes that a majority of the shares entitled to vote thereon will be voted in favor of the Reverse Stock Split and the Forward Stock Split.

Regulatory Approvals

              The Company is not aware of any governmental or regulatory approval required for completion of the Reverse/Forward Stock Split, other than compliance with the relevant federal and state securities laws and Delaware corporate laws.

Effective Date

              The Reverse/Forward Stock Split will become effective as of the date the Certificates of Amendment effectuating the Reverse Stock Split and Forward Stock Split become effective. The Company intends to effect the Reverse/Forward Stock Split as soon as possible after stockholder approval. Promptly after the effective date of the Reverse/Forward Stock Split, the Company expects that its paying agent, Wells Fargo, will send to each holder of record of the Minimum Number of shares or fewer of the Common Stock instructions, including letters of transmittal asking them to surrender their shares. Upon proper completion, execution and return of the letter of transmittal and accompanying stock certificate(s) to the Transfer Agent, the Transfer Agent will send the payments to these stockholders promptly after receipt. Therefore, the timing of receipt of payment for these stockholders is dependent upon their proper surrender of the certificates and the delivery of properly prepared and executed letters of transmittal. The Common Stock acquired in connection with the Reverse/Forward Stock Split will be restored to the status of authorized but unissued shares. The suspension of the Company's obligation to file periodic reports and other documents under the Exchange Act will become effective after the filing with the SEC of a certification and notice of termination of registration on Form 15. The deregistration of the Common Stock under Section 12(g) of the Exchange Act will take effect 90 days after the filing of the Form 15. See "Special Factors – Effects of the Reverse/Forward Stock Split" in this proxy statement.

Termination of Reverse/Forward Stock Split

              Under applicable Delaware Law, the Board has a duty to act in the best interest of the Company's stockholders. Accordingly, the Board reserves the right to abandon the Reverse/Forward Stock Split, if for any reason the Board determines that, in the best interest of the Company's stockholders, it is not advisable to proceed with the Reverse/Forward Stock Split, even assuming the stockholders approve the Reverse/Forward Stock Split by vote. Although the Board presently believes that the Reverse/Forward Stock Split is in the Company's best interests and has recommended a vote for the Reverse/Forward Stock Split, the Board nonetheless believes that it is prudent to recognize that circumstances could possibly change prior to the Special Meeting such that it might not be appropriate or desirable to effect the Reverse/Forward Stock Split at that time. Such reasons include, but are not limited to:

  •
  Any change in the nature of the Company's record holders prior to the effective time of the Reverse/Forward Stock Split, which would result in the Company being unable to reduce the number of record holders to below 300 as a result of the Reverse/Forward Stock Split;

  •
  Any change in the number of record holders that would enable the Company to deregister the Common Stock under the Exchange Act without effecting the Reverse/Forward Stock Split;

  •
  Any change in the number of shares that will be exchanged for cash in connection with the Reverse/Forward Stock Split that would increase the cost and expense of the Reverse/Forward Stock Split from that which is currently anticipated;

  •
  Any determination by the Ad Hoc Committee or the Board that consummation of the Reverse/Forward Stock Split, or any portion thereof, would result in, or be reasonably like to result in, a change in ownership position within the meaning of Section 382 of the Internal Revenue Code that limits the availability of the Company's NOLs; or

  •
  Any adverse change in the Company's financial condition that would render the Reverse/Forward Stock Split inadvisable.

              If the Board rescinds, abandons or changes its recommendation at any time up to and until the Special Meeting, the Board will promptly notify the Company's stockholders of the decision by public announcement.

 PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

Transactions with Mr. Kiphart and Mr. Capps

Conversion of Subordinated Debt and Sale of Series A Preferred Stock.    On September 23, 2013, the Company entered into a Preferred Stock and Warrant Purchase Agreement (the "Series A Purchase Agreement") with a group of investors including two of the Company's directors, Mr. Capps and Mr. Kiphart (collectively with the other investors, the "Series A Investors"), pursuant to which the Series A Investors purchased 927,992 shares of the Company's Series A Preferred Stock (the "Series A Preferred Stock") at a price of $10.00 per share of Series A Preferred Stock. The purchase price was paid with (a) $2.5 million in cash and (b) the exchange of approximately $6.8 million (principal amount and accrued interest) of the Company's Subordinated Secured Convertible Pay-In-Kind Notes (the "Notes"), representing all of the outstanding Notes at the time.

              The shares of Series A Preferred Stock were entitled to an accruing dividend of 12.5% per annum of their original issue price (subject to adjustment for stock splits, combinations and similar recapitalizations), payable semi-annually in arrears.

              In connection with the purchase of Series A Preferred Stock, the Series A Investors received warrants to purchase an aggregate of 264,551 shares of Common Stock, at an exercise price of $3.78 per share (the "Series A Warrants").

              On December 23, 2014, in connection with the issuance of the Series C Preferred Stock, all outstanding shares of Series A Preferred Stock were converted to 3,871,088 shares of Common Stock, at a conversion price of $3.51 per share of Common Stock, and the Series A Warrants were cancelled.

Sale of Series B Preferred Stock.    On December 30, 2013, the Company entered into a Preferred Stock and Warrant Purchase Agreement (the "Series B Purchase Agreement") with Mr. Kiphart and the John Thomas Hurvis Revocable Trust (collectively, the "Series B Investors"), pursuant to which the Series B Investors purchased 400,000 shares of the Company's Series B Preferred Stock (the "Series B Preferred Stock") at a price of $10.00 per share of Series B Preferred Stock.

              The shares of Series B Preferred Stock were entitled to an accruing dividend of 12.5% per annum of their original issue price (subject to adjustment for stock splits, combinations and similar recapitalizations), payable semi-annually in arrears. In connection with the purchase of Series B Preferred Stock, the Series B Investors received warrants to purchase an aggregate of 565,372 of common stock, at an exercise price of $2.83 per share (the "Series B Warrants"). In connection with the issuance of Series B Preferred Stock to the John Thomas Hurvis Revocable Trust, Mr. Tommy Pappas, Managing Director of The Hurvis Group, joined the Company's Board and has since been twice re-elected to the Board.

              On December 23, 2014, in connection with the issuance of Series C Preferred Stock, all shares of Series B Preferred Stock were converted to 1,596,910 shares of Common Stock, at a conversion price of $2.83 per share of Common Stock, and the Series B Warrants were cancelled. In addition, The Hurvis Trust converted a 2014 Subordinated Secured Convertible Pay-in-Kind Note with an original principal amount of $250,000 into 53,375 shares of Common Stock, and Mr. Kiphart converted a 2014 Subordinated Secured Convertible Pay-in-Kind Note with an original principal amount of $750,000 into 160,125 shares of Common Stock, at a conversion price of $4.91 per share.

              Mr. Kiphart served on the Company's Board until he passed away in September 2016. Mr. Capps, who is Mr. Kiphart's son-in-law, remains on the Board.

Transactions with Bison and its Affiliates

Issuance of Series C Preferred Stock to Bison.    On December 23, 2014, the Company entered into a Securities Purchase Agreement (the "Series C Purchase Agreement") with Bison. The transactions contemplated by the Series C Purchase Agreement are sometimes referred to, collectively, as the "Bison Transaction". Pursuant to the terms of the Series C Purchase Agreement, on December 23, 2014 (the "Series C Closing Date"), Bison purchased 10,000 shares of Series C Preferred Stock for an aggregate amount of $10,000,000 (the "Series C Purchase Price"). The Series C Preferred Stock ranks, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company, senior to the Common Stock, whether now outstanding or hereafter issued, and to each other class or series of capital stock of the Company, including any series of preferred stock established after the Closing Date. Each share of Series C Preferred Stock accrues a semi-annual dividend at the rate of 12.5% per annum on the original per share issue price of the Series C Preferred Stock ($1,000) plus the aggregate amount of dividends accrued and unpaid (the "Series C Preferred Dividend"). The Company may not pay dividends to any other series of capital stock of the Company unless the holders of the Series C Preferred Stock first receive a payment equal to the greater of any accrued but unpaid Series C Preferred Dividend and the dividend that the holders of the Series C Preferred Stock would have received on an as-converted to Common Stock basis. In the event of a liquidation, dissolution or other deemed liquidation event of the Company, each share of Series C Preferred Stock is entitled to be paid from the assets of the Company that are available to the stockholders of the Company an amount equal to the original issue price of such share plus any accrued but unpaid dividends on such share. The Series C Preferred Stock may convert, at the holder's option, into that number of shares of Common Stock obtained by dividing the conversion value of the Series C Preferred Stock by the conversion price of the Series C Preferred Stock. As of the date of issuance, the conversion value of the Series C Preferred Stock was $1,000 per share and the conversion price was $2.40 per share of Common Stock. Both the conversion value and the conversion price are subject to adjustment as set forth in the Certificate of Designation filed on December 23, 2014 (the "Series C Certificate of Designation"), including upon certain dilutive issuances of securities by the Company.

              Except with respect to the election of Preferred Directors, as described below, the Series C Preferred Stock votes with the Common Stock of the Company on matters presented to the stockholders of the Company. Each share of Series C Preferred Stock is entitled to cast the number of votes equal to the original issue price of such share divided by $2.40. The holders of the Series C Preferred Stock are entitled to nominate and elect that number of directors (each a "Preferred Director") of the Company that is consistent with the voting power held by the holders of the Series C Preferred Stock as of the date the Series C Preferred Stock was issued; however, the holders of the Series C Preferred Stock are not entitled to nominate and elect any Preferred Director if such holders own less than 16.36% of the number of shares of the Series C Preferred Stock issued on December 23, 2014. No Preferred Director may be elected if such election would cause the Company to violate any law or corporate governance requirement of any securities exchange on which Common Stock is listed. The current Preferred Directors are Andreas Hildebrand and Peter Macdonald. Each Preferred Director may be removed by the holders of the Series C Preferred Stock or, upon cause, by the holders of a majority of the Company's outstanding voting power. The holders of the Series C Preferred Stock are also entitled to one additional non-voting board observer. In addition to the ability of the holders of Series C Preferred Stock to vote alongside the holders of Common Stock on matters other than the election of directors, the holders of a majority of the Series C Preferred Stock must also provide their consent before the Company may take certain actions, including incurring certain amounts of indebtedness, entering into transactions with related persons, entering into new lines of business, modifying the provisions of the Series C Preferred Stock, and issuing any securities that are pari passu or senior to the Series C Preferred Stock.

              At any time after March 24, 2019, the fourth anniversary of the Series C Closing Date, the Company has the right to redeem all but not less than all of the Series C Preferred Stock for an amount equal to the original issue price of the shares plus all accrued but unpaid dividends, effective 30 days after giving notice thereof to the holder(s) of the Series C Preferred Stock. During such 30-day period, the holders of the Series C Preferred Stock may convert the Series C Preferred Stock to Common Stock in lieu of receiving the redemption payment. At any time after the fourth anniversary of the Closing Date, a holder of Series C Preferred Stock has the right to require the Company to redeem all or a portion of its Series C Preferred Stock for an amount equal to the original issue price of the shares plus all accrued but unpaid dividends. In the event the Company fails to make the required redemption payment by the date fixed for such payment, the dividend rate will increase to 15% per annum and increase an additional 1% per annum each quarter until paid.

              Pursuant to the terms of the Stockholders Agreement, in the event the Company proposes to issue new securities (subject to certain exceptions), the Company must allow Bison to purchase a proportion of the new securities equal to the number of shares of Common Stock beneficially owned by Bison divided by the total number of shares of Common Stock outstanding on a fully-diluted basis.

              The Bison Shareholder Agreement also provides Bison with operational consent rights and director appointment rights that apply so long as Bison holds at least five percent (5%) of the total voting power of the Company. The stockholders of the Company party to the Bison Shareholder Agreement have agreed to vote in favor of Bison's director appointees. The Bison Shareholder Agreement entitles Bison to nominate one director to the Company's Compensation Committee and any new board committee that is established other than the Audit Committee or the Governance and Nominating Committee, and also entitles Bison to receive certain financial information. In connection with this right, the Board appointed Andreas Hildebrand to the Company's Compensation Committee and the Ad Hoc Committee. Bison may not, subject to certain exceptions in the Bison Shareholder Agreement, acquire additional shares of Common Stock or seek to influence the management of the Company without the Company's consent. Such restrictions will no longer have effect upon certain changes of control of the Company.

              Also on December 23, 2014 and in connection with the Bison Transaction, Bison, Richard Kiphart, and The John Hurvis Revocable Trust (the "Major Stockholders") and the Company entered into a Shareholder and Investor Rights Agreement (as subsequently amended and restated on March 24, 2015, the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, Bison is entitled to certain rights in connection with the Common Stock into which its shares of Series C Preferred Stock may convert, including the right to demand that the Company prepare, file, and cause to become effective a registration statement under the Securities Act of 1933 covering the resale of such shares, and rights to include such shares in other registration statements filed by the Company. Additionally, certain other stockholders of the Company are entitled to include certain of their shares of Common Stock in a registration statement filed by the Company. The Company has agreed to indemnify Bison and certain other parties to the Stockholders Agreement in connection with any claims related to their sale of securities under a registration statement, subject to certain exceptions.

$11.75 Million Note Issuance to Bison.    On March 24, 2015, the Company issued to Bison a subordinated convertible note due March 24, 2020 (the "Note") in the principal amount of $11.75 million. The proceeds of the Note were used to finance the Company's acquisition of EnerPath International Holding Company. See the Company's Annual Report on Form 10-K for the fiscal year ended on December 31, 2015 for information on that acquisition. Issuance of the Note was approved by a majority of the directors of the Company unaffiliated with Bison.

              On March 31, 2015, Bison and the Company entered into an amendment to the Note. Pursuant to such amendment, at the election of the Company, interest on the Note may be –

  •
  paid semi-annually in cash at the rate of 10.5% per annum, or

  •
  accrued and added to the principal amount of the Note at a rate of 12.5% per annum.

Upon the occurrence of an event of default under the Note, the applicable interest rate on the Note would increase by 2.0% per annum until the Note is redeemed or the default is cured.

              On or after March 24, 2018 (or, if earlier, a change in control of the Company), at the election of the holder, the Note is convertible into shares of Common Stock at an initial conversion price of $3.16 per share, subject to anti-dilution adjustments and adjustments in connection with stock splits and similar occurrences and certain other events set forth in the Note. On the date of issuance, such initial conversion price was greater than both the book value and the market value of the Common Stock.

              In compliance with Nasdaq requirements, the Note provided that it could not be converted into more than 19.99% of the Common Stock outstanding without prior stockholder approval. On March 24, 2015, Bison and two other stockholders of the Company, who together owned approximately 75% of the Company's voting securities then outstanding, signed a written consent authorizing conversion in excess of that conversion cap. By its terms, such written consent was not immediately effective, but became effective October 15, 2015, or 20 days after the mailing of an information statement to the Company's other stockholders. However, the maximum amount of the Note that can be converted into Common Stock is $11.75 million.

              The Note is guaranteed by each of the Company's subsidiaries and secured by a lien on all of the assets of the Company and each of its subsidiaries. The Note is subordinated to up to $15 million of permitted senior indebtedness. The actual amount of permitted senior indebtedness depends on the Company's Consolidated Adjusted EBITDA (as defined in the Note) over a trailing four-quarter period. The Company may not prepay the Note. The holder of the Note may require the Company to redeem the Note upon an event of default, a change of control, or the Company giving notice of its determination to exercise the Company's redemption right for the Series C Preferred Stock. The Company is subject to certain financial, affirmative and negative covenants, including a minimum Consolidated Adjusted EBITDA covenant for trailing 12-month periods beginning March 31, 2016, as set forth in the Note, as amended.

              On March 30, 2016, the Company entered into a second amendment to the Note. That amendment revised the covenants related to minimum consolidated EBITDA for the four consecutive fiscal quarters ending March 31, 2016, June 30, 2016, September 30, 2016, and December 31, 2016. Pursuant to such amendment, if the Company fails to meet the specified trailing EBITDA targets for any of these quarters, then for each such quarter in which such EBITDA target is not met up to an additional $500,000 in interest will accrue and be added to the note principal. Failure to meet the specified trailing EBITDA targets for any of the four consecutive fiscal quarters ending March 31, 2016, June 30, 2016, September 30, 2016, and December 31, 2016 would not be an event of default under the Note. However, if the Company does not meet the required minimum consolidated EBITDA targets for periods subsequent to December 31, 2016, an event of default will exist under the Note for which Bison could accelerate the Note.

              In connection with the Note Purchase Agreement, the Company and the Major Stockholders amended and restated the Stockholders Agreement to provide, among other changes, that if the Company proposes to issue new securities (subject to certain exceptions), the Company must allow

Bison to purchase a proportion of the new securities equal to the number of shares of Common Stock beneficially owned by Bison (including for this purpose the shares of Common Stock into which the Note could convert) divided by the total number of shares of Common Stock outstanding on a fully-diluted basis. In addition, if Bison is no longer entitled to designate at least one director under the terms of the Series C Preferred Stock, Bison will be entitled to designate a number of directors consistent with its ownership of Common Stock (including shares of Common Stock that are issuable upon conversion of the Series C Preferred Stock and the Note, if the Note is then immediately convertible) provided it holds at least 5% of the Common Stock (computed in the same fashion).

              Under the Stockholders Agreement, Bison is entitled to certain registration rights in connection with the Common Stock into which its shares of Series C Preferred Stock and the Note may convert, including the right to demand the registration of such shares and rights to include such shares in other registration statements filed by the Company. Additionally, Mr. Kiphart and the Hurvis Trust were granted the right to include certain of their shares of Common Stock in a registration statement filed by the Company. The Company has agreed to indemnify the other parties to the Stockholders Agreement in connection with any claims related to their sale of securities under a registration statement, subject to certain exceptions.

SUMMARIZED FINANCIAL DATA

              The following summarized data, prepared on a consolidated basis, should be reviewed in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Lime Energy Co.
Consolidated Balance Sheets - Summarized
(Dollars in thousands, Except per Share Data)

	June 30, 2016 (unaudited)	December 31, 2015	December 31, 2014
Current assets	$29,721	$40,673	$26,608
Noncurrent assets	16,487	16,893	8,211
Total Assets	46,208	57,566	34,819
Current Liabilities	24,376	27,281	16,620
Noncurrent Liabilities	16,193	14,484	—
Total Liabilities	40,569	41,765	16,620
Contingently redeemable series C preferred stock, $0.01 par value: 10,000 shares authorized, issued and outstanding (includes accrued dividends)	11,408	10,703	9,633
Total Stockholders' Equity (Deficiency)	(5,769)	5,098	8,566
Total Liabilities and Stockholders' Equity (Deficiency)	46,208	57,566	34,819
Outstanding Shares	9,659,454	9,570,398	9,460,090
Net book value per share	$(0.60)	$0.53	$0.91

 Lime Energy Co.
Consolidated Statement of Operations - Summarized
(Dollars in thousands)

	Six Months Ended June 30, 2016 (unaudited)	Year Ended December 31, 2015	Year Ended December 31, 2014
Revenue	$44,163	$112,623	$58,816
Gross Profit	13,182	37,763	17,654
Loss from continuing operations before income taxes	(10,691)	(3,670)	(2,630)
Income tax (expense) benefit	(8)	1,147	—
Loss from continuing operations	(10,699)	(2,523)	(2,630)
Discontinued Operations:
(Loss) income from operation of discontinued business	(47)	(632)	7
Net loss	(10,746)	(3,155)	(2,623)
Preferred stock dividends	(705)	(1,293)	(2,979)
Net loss available to common stockholders	(11,451)	(4,448)	(5,602)

              The Company is not furnishing pro forma financial information disclosing the effect of the Reverse/Forward Stock Split. In the Company's view, such information is not material to a stockholder's consideration of the proposed Reverse/Forward Stock Split given the number of pre-split shares of Common Stock that will be retired as a result of the transaction and the estimated cost to cash-out the fractional interest of the Cashed-Out Stockholders.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth, to the best of our knowledge, information as to the ownership of our Common Stock as of September 7, 2016 held by each of our directors and named executive officers. Except as otherwise indicated, ownership of shares by the persons named below includes sole voting and investment power held by such persons, and includes options to purchase shares of our Common Stock exercisable within 60 days of September 7, 2016. The percentage of shares owned is based on 9,681,366 shares outstanding as of September 7, 2016, and, if applicable, includes options to purchase shares of our Common Stock exercisable within 60 days of September 7, 2016.

	Amount of Shares Directly Held		Amount of Shares Held Indirectly	Shares Issuable Upon Exercise of Options Exercisable Within 60 Days(1)	Total		% of Class
Gregory T. Barnum	52,811	(2)	—	17,875	70,686		*
Christopher W. Capps	70,179	(3)	—		70,179	(8)	*
Andreas Hildebrand	32,537	(4)	—		32,537	(9)	*
Peter S. Macdonald	30,675	(5)	—		30,675	(10)	*
Tommy Mike Pappas	30,690	(6)	—		30,690	(11)	*
C. Adam Procell	24,092	(7)	—	86,007	110,099		*
All Directors and Executive Officers as a Group	240,984		—	103,882	344,866		3.6

*
Denotes beneficial ownership of less than 1%.

(1)
Represents shares of Common Stock underlying options that are presently exercisable or will become exercisable within 60 days after September 7, 2016.

(2)
This amount does not include 8,038 shares of unvested restricted stock.

(3)
This amount does not include 6,326 shares of unvested restricted stock.

(4)
This amount does not include 5,184 shares of unvested restricted stock.

(5)
This amount does not include 4,613 shares of unvested restricted stock.

(6)
This amount does not include 5,755 shares of unvested restricted stock.

(7)
This amount does not include 8,385 shares of unvested restricted stock.

(8)
Does not include 4,108,357 shares of Common Stock owned by the Estate of Richard Kiphart, of which Mr. Capps disclaims beneficial ownership.

(9)
Does not include 4,166,666 shares of Common Stock, on an as converted basis, owned by Bison, of which Mr. Hildebrand disclaims beneficial ownership.

(10)
Does not include 4,166,666 shares of Common Stock, on an as converted basis, owned by Bison, of which Mr. Macdonald disclaims beneficial ownership.

(11)
Does not include 1,956,916 shares of Common Stock owned by The Hurvis Trust, of which Mr. Pappas disclaims beneficial ownership.

 BUSINESS AND BACKGROUND OF DIRECTORS AND EXECUTIVE OFFICERS

ANDREAS HILDEBRAND
Chairman of the Board Director Since: 2014 Board Committees: Compensation Committee, Governance and Nominating Committee

Biographical Information: Mr. Hildebrand has been the Company's Chairman of the Board since June 2015. Since 2013, Mr. Hildebrand has been a partner at Bison Capital, located at 780 Third Avenue, 30th Floor, New York, NY 10017. Prior to joining Bison, Mr. Hildebrand was Co-Head of the Private Capital Investing Group at Goldman, Sachs & Co., a platform dedicated to making private equity and debt investments in growth and middle market companies based in North America. Prior to joining Goldman in 2008, Mr. Hildebrand was a Senior Managing Director in the Private Equity Group of GE Asset Management ("GEAM"), the investment management arm of General Electric Company. Mr. Hildebrand joined GEAM in 1994. Mr. Hildebrand was previously a board member of a number of Goldman and GEAM portfolio companies, including Baxa Corp, Renal Ventures Management, Amber Road, Cervalis, Dynamica, Rasa Land Investors, Atkins, Octane Fitness, Miller Heiman, Utex Industries, Focus Vision, Distribution International, Eagle Family Foods and HB&G. Mr. Hildebrand received an A.B. from Princeton University and a MPhil from Cambridge University.

C. ADAM PROCELL
President and Chief Executive Officer Director Since: 2014 Board Committees: None

Biographical Information: Mr. Procell has been the Company's Chief Executive Officer since November 2013 and President and Chief Operating Officer since September 2013. From April 2009 to September 2013, he served as Divisional President and as Vice President of Sales and Marketing of a wholly-owned subsidiary of the Company. Prior to joining the Company in April 2009, Mr. Procell served as the National Director of Energy Efficiency & Carbon Management for AECOM Technology Corporation (ACM: NYSE).

GREGORY T. BARNUM
Director Since: 2006 Board Committees: Audit Committee (Chair), Compensation Committee

Biographical Information: Mr. Barnum has been a member of the Company's Board since 2006. He is currently the Vice President of Finance, Chief Financial Officer and Corporate Secretary of Datalink Corporation, a provider of data center infrastructure services, with offices at 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota 55344. Prior to joining Datalink in March 2006, Mr. Barnum was the Vice President of Finance, Chief Financial Officer and Corporate Secretary of Computer Network Technology Corporation since July 1997. From September 1992 to July 1997, Mr. Barnum served as Senior Vice President of Finance and Administration, Chief Financial Officer and Corporate Secretary at Tricord Systems, Inc., a manufacturer of enterprise servers. From May 1988 to September 1992, Mr. Barnum served as the Executive Vice President of Finance, Chief Financial Officer, Treasurer and Corporate Secretary for Cray Computer Corporation, a development-stage company that engaged in the design of supercomputers. Prior to that time, Mr. Barnum served in various accounting and financial management capacities for Cray Research, Inc., a manufacturer of supercomputers. Mr. Barnum is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

CHRISTOPHER W. CAPPS
Director Since: 2009 Board Committees: Audit Committee, Governance and Nominating Committee

Biographical Information: Mr. Capps has been a director of the Company since 2009. He served as President and Chief Executive Officer of Advanced Biotherapy, Inc. from August 2006 until the Company acquired it on March 3, 2010. Since September 2005, Mr. Capps has also served as President and CEO of KGC Capital, a private equity firm with its principal offices at 900 N Michigan Ave, Suite 1600, Chicago, IL 60611.

TOMMY MIKE PAPPAS
Director Since: 2001 Board Committees: Audit Committee, Governance and Nominating Committee

Biographical Information: Mr. Pappas has served as a member of the Board since October 2014. Since 2009, Mr. Pappas has served as Managing Director of The Hurvis Group, a privately-held investment group with its principal offices at 4065 Commercial Ave., Northbrook, IL 60062. He formerly worked for a national accounting firm assisting corporations and individuals with an array of strategic and taxation issues. Mr. Pappas is a member of the American Institute of Certified Public Accountants.

PETER S. MACDONALD
Director Since: 2014 Board Committees: Audit Committee, Governance and Nominating Committee (Chair)

Biographical Information: Mr. Macdonald became a director of the Company in 2014. Since 2009, Mr. Macdonald has served as a Partner with Bison Capital Asset Management, LLC, located at 780 Third Avenue, 30th Floor, New York, NY 10017. Mr. Macdonald previously served as a director of Center for Wound Healing, Inc., a developer and manager of wound care centers throughout the United States.

BRUCE D. TORKELSON
Title: Chief Financial Officer Since: 2016

Biographical Information: Mr. Torkelson has been the Company's Chief Financial Officer since May 13, 2016. Before joining the Company, Mr. Torkelson served as Corporate Vice President — Financial Planning of CalAtlantic Homes (previously Standard Pacific Homes and Ryland Homes), one of the nation's largest and most respected homebuilders, since January 2010. In this role, Mr. Torkelson focused on long-term planning and strategic initiatives. From March 2008 until January 2010, he was Vice President — Corporate Operations of Standard Pacific Homes. Prior to that, he occupied various financial and accounting roles of increasing responsibility from 1999. Mr. Torkelson holds a Bachelor of Science in Business degree from Miami University (Oxford, OH).

              All of our directors and executive officers are U.S. citizens. None of them has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) and none of them was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

              Each of our directors and executive officers can be contacted at the following address: c/o Lime Energy Co., 4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ 07102, or by calling 201-416-2575.

PROPOSALS 1, 2, 3, AND 4
TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF LIME ENERGY CO. TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT OF THE COMPANY'S COMMON STOCK

Summary

              The Board has authorized, and recommends for your approval, each of the three alternative reverse/forward stock split transactions described below:

  (1)
  a reverse 1-for-300 stock split followed immediately by a forward 300-for-1 stock split of the Common Stock

  (2)
  a reverse 1-for-500 stock split followed immediately by a forward 500-for-1 stock split of the Common Stock

  (3)
  a reverse 1-for-1000 stock split followed immediately by a forward 1000-for-1 stock split of the Common Stock.

              The term "Minimum Number" means: 300, if the 1-for-300 reverse split is implemented; 500, if the 1-for-500 reverse split is implemented; and 1000, if the 1-for-1000 reverse split is implemented.

              Each of these three alternative transactions is comprised of a Reverse Stock Split pursuant to which each Minimum Number of shares of Common Stock registered in the name of a stockholder at the effective time of the Reverse Stock Split will be converted into one share of Common Stock, followed immediately by a forward stock split pursuant to which each share of Common Stock outstanding upon consummation of the Reverse Stock Split will be converted into the Minimum Number of shares of Common Stock. As permitted under Delaware law, holders of record of shares of Common Stock that would be converted into less than one share in the Reverse Stock Split will instead receive a cash payment as described below. However, if a registered stockholder holds the Minimum Number or more shares of Common Stock at the effective time of the Reverse Stock Split, as indicated on the Company's stock register, any fractional share in such account resulting from the Reverse Stock Split will not be cashed-out and the total number of shares held by such holder will not change as a result of the Reverse/Forward Stock Split.

              The Board recommends that stockholders approve each of the three alternative Reverse/Forward Stock Split transactions described above, and the Board in its discretion may elect to effect any one (but not more than one) of these three transactions that are approved by the requisite vote of the Company's stockholders. The Board will also have the discretion to determine if and when to effect any of these transactions that are approved by the stockholders and reserves the right to abandon any or all such transactions even if approved by the stockholders. If the Board determines to implement any of the alternative Reverse/Forward Stock Split transactions approved by the stockholders, the Company will publicly announce in a press release and post on its website at http://www.lime-energy.com, prior to the effective date of the Reverse/Forward Stock Split, which of the approved alternative Reverse/Forward Stock Split transactions the Board has elected to effect.

              The availability of three alternatives will provide the Board with the flexibility to implement the Reverse/Forward Stock Split transaction that, in the Board's judgment, is in the best interests of the Company and its stockholders at the time. In determining which of the three alternative Reverse/Forward Stock Split transactions to implement, if any, following stockholder approval, the Board will consider factors such as (1) the then prevailing trading price and trading volume for the Common

Stock; (2) the anticipated impact of the Reverse/Forward Stock Split on the trading market for the Common Stock; (3) the availability and cost of funds required to make the cash payments to Cashed-Out Stockholders; and (4) the Board's determination as to which of the alternative transactions would best achieve the benefits intended from the transaction, including the greatest overall reduction in the Company's administrative costs.

              The form of amendments are attached hereto as Annex A-1 and Annex A-2. Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless proposals with respect to both transactions are approved by stockholders.

              If the stockholders approve the Reverse Stock Split and Forward Stock Split, subject to final action by the Board, the Company will file the amendments to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware. The Reverse/Forward Stock Split will become effective on the date the amendments are filed with the Secretary of State of the State of Delaware, or such later date as is specified in the filing. The Company expects the amendments to become effective as soon as practicable following the Special Meeting.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE REVERSE STOCK SPLITS AND THE FORWARD STOCK SPLIT AND THE RELATED AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

 GENERAL INFORMATION ABOUT THE SPECIAL MEETING

Place and Time

              The Special Meeting will be held at the Company's headquarters at 4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ on November 10, 2016 at 9:00 a.m., local time.

Record Date and Voting

              The Board fixed the close of business on October 14, 2016, as the record date for the determination of holders of outstanding shares of the Company entitled to notice of and to vote on all matters presented at the Special Meeting.

              Only holders of record of Common Stock and the holders of the Company's Series C Convertible Preferred Stock ("Series C Preferred Stock") as of the record date are entitled to notice of and to vote at the Special Meeting or any postponement or adjournment thereof. As of the record date, there were [    •    ] shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting and 10,000 shares of Series C Preferred Stock outstanding and entitled to vote at the Special Meeting. Each share of Common Stock entitles the holder thereof to one vote and each share of Series C Preferred Stock entitles the holder thereof to cast approximately 416.66 votes on any matter presented to the Company's stockholders. Except as provided by law, the provisions of the Company's Certificate of Incorporation, or the Certificate of Designation for the Series C Preferred Stock, the holders of Common Stock and the holders of Series C Preferred Stock vote together as a single class on any matter presented to the Company's stockholders, with the holders of Series C Preferred Stock being entitled to cast 4,166,666 votes.

Quorum; Abstentions and Broker Non-Votes

              The required quorum for transaction of business at the Special Meeting will be a majority of the shares of the capital stock of the Company issued, outstanding and entitled to vote at the Special Meeting as of the record date. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Special Meeting. A broker non-vote occurs when a beneficial owner of shares held in street name does not provide voting instructions and, as a result, the institution that holds the shares does not have the discretion to vote those shares on certain proposals. Shares that are properly voted on the Internet or by telephone and shares for which proxy cards are properly executed and returned will be tabulated by the election inspector appointed for the Special Meeting and will count toward the presence of a quorum, whether or not voting instructions are provided on all matters.

Voting of Proxies

              Shares that are properly voted on the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Special Meeting in accordance with the directions given or, where no directions are given, in accordance with the recommendations of the Board to approve the Reverse/Forward Stock Split. If any other business is brought before the Special Meeting, proxies will be voted, to the extent permitted by applicable law, in accordance with the judgment of the persons voting the proxies.

              The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, you may vote by proxy, meaning you authorize individuals named on the proxy card to vote your shares. If you do not vote by proxy or in person at the Special Meeting, your shares will not be voted. If you own shares in street name, you may instruct the institution holding your shares on how to vote your shares. If you do not provide voting instructions, the institution may not vote your shares on your behalf on any matters to be considered at the Special Meeting.

              The Board selected Adam Procell and Roberta Rettig, the two individuals named as proxies on the proxy card accompanying this proxy statement, to serve as proxies. The shares represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, the proxy will be voted in accordance with the recommendations of the Board contained in this proxy statement.

How to Vote

              You may vote using any of the following methods:

VIA THE INTERNET	You may vote by proxy via the Internet by following the instructions provided in the Notice.

BY MAIL	If you received printed copies of the proxy materials, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

BY TELEPHONE	You may vote by proxy by calling the telephone number found on the Internet voting site or on the proxy card (if you received a printed copy of the proxy materials).

IN PERSON	You, or a personal representative with an appropriate proxy, may vote by ballot at the Special Meeting. The Company will give you a ballot when you arrive. If you need directions to the Special Meeting, please call the Company's offices at (201) 416-2575.

              If you own shares in street name, you will receive from the record holder instructions that you must follow in order for your shares to be voted. Stockholders owning shares through most banks and brokers will also be able to vote on the Internet or by telephone. If you own shares in street name and you wish to attend the Special Meeting to vote in person, you must obtain a legal proxy from the institution that holds your shares and attend the Special Meeting in person or send a personal representative with the legal proxy to vote by ballot. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy.

Revocation of Proxy; Change of Vote

              You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You may vote again on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to 11:59 p.m. Eastern Time on November 9, 2016 will be counted) or by filling out and returning a new proxy card bearing a later date. Additionally, you may change or revoke a previously executed proxy by voting in person at the Special Meeting. However, your attendance at the Special Meeting will not, by itself, revoke your proxy unless you vote again at the Special Meeting or specifically request that your prior proxy be revoked by delivering to the Company's Corporate Secretary a written notice of revocation prior to the Special Meeting.

Attendance at the Special Meeting

              You may attend the Special Meeting if you were a stockholder of record as of the close of business on October 14, 2016 or you hold a valid proxy for the Special Meeting. You should be prepared to present a photo I.D. for admittance. If you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the Special Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, such as a recent account statement showing your ownership, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

Cost of Solicitation of Proxies

              The cost of this proxy solicitation will be borne by the Company. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company's expense. The Company will reimburse those banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest. In addition to soliciting proxies by mail, the Company and its directors, officers and regular employees may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.

Delivery of Documents to Stockholders Sharing an Address

              Some banks, brokers and other nominee record holders may be engaging in the practice of "householding" in which only one copy of the Notice and, if applicable, the proxy materials may have been sent to multiple stockholders sharing an address. This practice is designed to reduce printing and postage costs. However, any stockholder at a shared address to which a single copy of the Notice and, if applicable, the proxy materials is delivered who wishes to receive a separate copy of any of these materials may mail a request to receive separate copies to the Company at 4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ 07102, Attn: Corporate Secretary, or call the Company at (201) 416-2575. If you want to receive separate copies in the future, or if you are receiving multiple copies and would like to receive only one copy at your shared address, you should contact your bank, broker or other nominee record holder, or direct your request to the address provided above.

Stockholder List

              For at least ten days prior to the meeting, a list of stockholders entitled to vote at the Special Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open for examination by any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours at the Company's principal executive offices by contacting the Corporate Secretary. The list will also be available for examination at the Special Meeting.

Other Matters

              The Company is not aware of any other matters to be presented at the Special Meeting other than those mentioned in this proxy statement. The Company's bylaws provide that no business other than that specified in the call for a special meeting may be considered at such special meeting. As a result, the proposals to effect the Reverse/Forward Stock Split are the only proposals that will be considered at the Special Meeting.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

              This proxy statement and other reports that the Company file with the SEC contain forward-looking statements about the Reverse/Forward Stock Split, the effect of terminating registration of the Company's Common Stock and suspending the Company's reporting obligations under the Exchange Act, and the Company's business. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are based on management's current expectations, and generally can be identified by the use of words such as "believes," "contemplates," "expects," "anticipates," "estimates," "intends," "plans," "can," "will," "may," and other similar expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

  •
  the completion of the Reverse/Forward Stock Split and the termination of the registration of the Common Stock under the Exchange Act and the suspension of the Company's SEC reporting requirements;

  •
  the estimated number of shares to be cashed-out in the Reverse/Forward Stock Split;

  •
  the expected cost of the Reverse/Forward Stock Split, including the estimated amount to be paid to cash-out the holders of fewer than the Minimum Number of shares immediately prior to the completion of the Reverse Stock Split, and the other related costs of the transaction;

  •
  the cost savings that the Company expects to realize following termination of the registration of the Common Stock;

  •
  the ability of Continuing Stockholders to sell their shares over-the-counter following the Reverse/Forward Stock Split; and

  •
  the percentage of the outstanding shares of Common Stock owned by the Company's directors and executive officers and their affiliates following the completion of the Reverse/Forward Stock Split.

              These forward-looking statements are subject to a number of risks and uncertainties, and future events and actual results could differ materially from those described in, contemplated by, or underlying these forward-looking statements. These risks and uncertainties include, but are not limited to:

  •
  the occurrence of any event, change, or other circumstances that could give rise to the abandonment of the Reverse/Forward Stock Split;

  •
  the commencement of any legal proceedings relating to the Reverse/Forward Stock Split or the termination of the registration of the Common Stock with the SEC, and the outcome of any such proceedings that may be instituted;

  •
  the occurrence of any event, change, or other circumstance that could prevent or delay the Company from terminating the registration of the Common Stock under the Exchange Act including, without limitation, any failure of the Reverse/Forward Stock Split to result in the reduction of the number of the Company's stockholders of record to below 300;

  •
  the amount of the costs, fees, expenses, and charges that the Company incurs in connection with the Reverse/Forward Stock Split; and

  •
  the inability to realize the cost savings that the Company expects to achieve as a result of the termination of the registration of the Common Stock.

              For these reasons, you should not place undue reliance on any forward-looking statements included in this proxy statement. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement, and the Company expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events of circumstances, except as required by law.

              Because the Reverse/Forward Stock Split is a "going private" transaction within the meaning of Rule 13E-3 under the Exchange Act, the forward-looking statements contained in this proxy statement made in connection with the Reverse/Forward Stock Split are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended. In addition, the forward-looking statements made in periodic reports incorporated by reference to this proxy statement are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended.

ANNEX A-1

FORM OF CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
LIME ENERGY CO.
Under Section 242 of the Delaware General Corporation Law

Lime Energy Co. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.
This Certificate of Amendment (the "Certificate of Amendment") amends provisions of the Corporation's First Restated Certificate of Incorporation filed with the Secretary of State on January 22, 2010 (the "Certificate of Incorporation").

2.
Article 4 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

    "4. Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of Common Stock, with a par value of $.0001 per share, and 5,000,000 shares of Preferred Stock, with a par value of $.01 per share (hereinafter, the "Capital Stock").

    (a)
    Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The authority is expressly vested in the Board of Directors to establish and designate the series and to fix the rights, preferences, privileges and restrictions of any series of the Preferred Stock including, without limitation, those relating to any dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and sinking fund terms.

    (b)
    Voting Rights. Except as may otherwise be provided by applicable law, each share of Common Stock shall be entitled to vote as one class for election of directors and on all other matters which may be submitted to a vote of stockholders of the Corporation.

    (c)
    Dividends. Dividends may be declared from time to time on the Common Stock at the discretion of the Board of Directors and in accordance with the provisions of the General Corporation Law of the State of Delaware.

    (d)
    Additional Issuances. At any time and from time to time while shares of Common Stock are outstanding, the Corporation may create one or more series or one or more classes of capital stock senior to or on a parity with the shares of Common Stock in payment of dividends or upon liquidation, dissolution or winding up.

A-1-1

                  Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), the Corporation shall implement a reverse stock split of its Common Stock (the "Reverse Stock Split"), whereby every [300/500/1000] shares of Common Stock issued and outstanding of record or held by the Corporation as treasury stock immediately prior to the Effective Time ("Old Common Stock") shall be automatically reclassified as, and converted into, one (1) share of Common Stock ("New Common Stock"). The authorized number of shares, and par value per share, of Common Stock shall not be affected by the Reverse Stock Split.

                  Upon the Effective Time, notwithstanding the provisions of the immediately preceding paragraph, no fractional shares of New Common Stock shall be issued to any holder of fewer than [300/500/1000] shares of Common Stock immediately prior to the Effective Time, and in lieu of such fractional interests, the Corporation shall pay in cash to each such holder a price per share in an amount equal to the fractional share which a holder would otherwise be entitled to, multiplied by ($[2.49]), without interest.

                  Each stock certificate that immediately prior to the Effective Time represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, subject to the elimination of fractional interests as described above.

                  Except as may be provided in this Certificate of Incorporation or in a designation with respect to Preferred Stock, the holders of shares of New Common Stock shall have the exclusive right to vote on all matters on which a holder of Common Stock shall be entitled to vote at all meetings of the stockholders of the Corporation and shall be entitled to one vote for each share of New Common Stock entitled to vote at such meeting."

3.
The foregoing amendment shall be effective as of 6:00 p.m. Eastern Time on [    •    ] [    •    ], 2016.

4.
The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and by the affirmative vote of the holders of a majority of the capital stock of the Corporation at a meeting duly noticed and conducted in accordance with the Bylaws of the Corporation.

5.
All other provisions of the Certificate of Incorporation shall remain in full force and effect.

A-1-2

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed on this [    •    ] day of [    •    ] , 2016.

LIME ENERGY CO.

By: Name: Title:

A-1-3

ANNEX A-2

FORM OF CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

LIME ENERGY CO.

Under Section 242 of the Delaware General Corporation Law

Lime Energy Co. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.
This Certificate of Amendment (the "Certificate of Amendment") amends provisions of the Corporation's First Restated Certificate of Incorporation filed with the Secretary of State on January 22, 2010, as amended (the "Certificate of Incorporation").

2.
Article 4 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

                  "4.         Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of Common Stock, with a par value of $.0001 per share, and 5,000,000 shares of Preferred Stock, with a par value of $.01 per share (hereinafter, the "Capital Stock").

    (a)
    Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The authority is expressly vested in the Board of Directors to establish and designate the series and to fix the rights, preferences, privileges and restrictions of any series of the Preferred Stock including, without limitation, those relating to any dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and sinking fund terms.

    (b)
    Voting Rights. Except as may otherwise be provided by applicable law, each share of Common Stock shall be entitled to vote as one class for election of directors and on all other matters which may be submitted to a vote of stockholders of the Corporation.

    (c)
    Dividends. Dividends may be declared from time to time on the Common Stock at the discretion of the Board of Directors and in accordance with the provisions of the General Corporation Law of the State of Delaware.

    (d)
    Additional Issuances. At any time and from time to time while shares of Common Stock are outstanding, the Corporation may create one or more series or one or more classes of capital stock senior to or on a parity with the shares of Common Stock in payment of dividends or upon liquidation, dissolution or winding up.

                  Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), the Corporation shall implement a forward stock split of its Common Stock (the "Forward Stock Split"), whereby each one (1) share of Common Stock, either issued and outstanding or held by the

      Corporation as treasury stock (and including each fractional share in excess of one (1) share held by any stockholder and each fractional interest in excess of one (1) share held by the Corporation), immediately prior to the Effective Time ("Old Common Stock"), shall be and hereby is automatically reclassified and changed into [300/500/1000] shares of Common Stock (or, with respect to such fractional shares, such lesser number of shares and fractional shares as may be applicable based on such [300/500/1000]-for-1 ratio) ("New Common Stock"). The authorized number of shares, and par value per share, of Common Stock shall not be affected by the Forward Stock Split.

                  Each stock certificate that immediately prior to the Effective Time represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, subject to the elimination of fractional interests as described above; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive upon surrender of such certificate a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

                  Except as may be provided in this Certificate of Incorporation or in a designation with respect to Preferred Stock, the holders of shares of New Common Stock shall have the exclusive right to vote on all matters on which a holder of Common Stock shall be entitled to vote at all meetings of the stockholders of the Corporation and shall be entitled to one vote for each share of New Common Stock entitled to vote at such meeting."

3.
The foregoing amendment shall be effective as of 6:01 p.m. Eastern Time on [    •    ] [    •    ], 2016.

4.
The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and by the affirmative vote of the holders of a majority of the capital stock of the Corporation at a meeting duly noticed and conducted in accordance with the Bylaws of the Corporation.

5.
All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed on this [    •    ] day of [    •    ], 2016.

LIME ENERGY CO.
By: Name: Title:

1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4. For 0 Against 0 Abstain 0 1. Approval of Reverse Stock Split (Option 1). To authorize the amendment of the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding shares of Common Stock at a ratio of 1-for-300. 0 0 0 2. Approval of Reverse Stock Split (Option 2). To authorize the amendment of the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding shares of Common Stock at a ratio of 1-for-500. 0 0 0 3. Approval of Reverse Stock Split (Option 3). To authorize the amendment of the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding shares of Common Stock at a ratio of 1-for-1,000. 0 0 0 4. Approval of Forward Stock Split. To authorize the amendment of the Company's Certificate of Incorporation to effect a forward stock split of the Company's outstanding shares of Common Stock at a ratio of 300-for-1 (only if Option 1 is implemented), 500-for-1 (only if Option 2 is implemented), or 1,000-for-1 (only if Option 3 is implemented). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000301218_1 R1.0.1.29 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 LIME ENERGY CO. ATTN: CORPORATE SECRETARY 4 GATEWAY CENTER, 4TH FLOOR 100 MULBERRY STREET NEWARK, NJ 07102 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com LIME ENERGY CO. PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 10, 2016 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby revoke(s) all prior proxies and appoint(s) C. Adam Procell and Roberta Rettig and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorize(s) each of them to represent and to vote all of the shares of common stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Lime Energy Co. to be held at Lime Energy Co., 4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, New Jersey at 9:00 a.m., ET, on Thursday, November 10, 2016, and at any adjournments thereof, upon the matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged. SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE SPECIAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THIS MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4. Continued and to be signed on reverse side 0000301218_2 R1.0.1.29